SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                August 26, 1997
                             Date of Report (Date of
                            Earliest Event Reported)

                          LADY LUCK GAMING CORPORATION
             (Exact name of Registrant as specified in its Charter)


         DELAWARE                    0-22436                     88-0295602
     (State or other             Commission File                (IRS Employer
     jurisdiction of                  Number)                   Identification
      incorporation)                                                  No.)

206 North Third Street                                              89101
Las Vegas, Nevada 89101                                           (Zip Code)
(Address of principal
executive offices)

                                  800-634-6580
               (Registrant's Telephone Number Including Area Code)

                                      N.A.
                 (Former Address, if changed since last Report)

     Item 5. Other Events

     On August 26, 1997, Lady Luck Gaming Corporation entered into an agreement with Horseshoe Gaming, LLC to form a joint venture to develop a riverboat gaming facility in Vicksburg, Mississippi in which Lady Luck would contribute the assets of its Vicksburg, Mississippi subsidiary, Lady Luck Vicksburg, Inc. in return for joint ownership and an equity interest of 25% in the project to be developed and operated by a wholly owned subsidiary of Horseshoe Gaming, LLC.

     Lady Luck's obligation to contribute such assets to the joint venture are contingent upon the satisfaction of certain conditions, including but not limited to, all governmental approvals being obtained for the creation and operation of the Vicksburg riverboat gaming facility; the approval of a total development cost budget, company plan and annual budget for the joint venture; the securing of financing for the joint venture; the absence of the deterioration of the gaming market; and the release of certain liens on assets contributed by Lady Luck and Horseshoe Gaming LLC.

     A copy of the Contribution and Sale Agreement dated August 26, 1997 by and between Lady Luck Vicksburg, Inc. and Horseshoe Gaming, LLC is attached hereto as Exhibit 2.1.

     A copy of the Company's Press Release dated August 29, 1997 announcing the execution of an agreement to form a joint venture to develop a riverboat gaming facility in Vicksburg, Mississippi between Lady Luck Gaming Corporation and Horseshoe Gaming, LLC is attached hereto as Exhibit 99.1.

     To the extent that the content of this Form 8-K includes forward-looking statements, they involve risk and uncertainties such as the ability to obtain financing at favorable terms, the ability of the joint venture to receive regulatory approval, the ability to establish a final budget within the parameters described above, the ability to construct the project within such final budget, and other risks which are described from time to time in the Companies' reports filed with the Securities and Exchange Commission. The Companies wish to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made.

     Item 7. Financial Statements and Exhibits

                    (c)  Exhibits.

                    2.1 Contribution and Sale Agreement dated August 26, 1997 by and between Lady Luck Vicksburg, Inc. and Horseshoe Gaming, LLC, with certain attached exhibits (schedules and certain exhibits which are not material and, which will be furnished upon the request of the Commission are omitted).

                    99.1 Press  Release of the  Company  dated  August 29,  1997 announcing the execution of an agreement to form a joint venture to develop a riverboat gaming facility in Vicksburg, Mississippi between Lady Luck Gaming Corporation and Horseshoe Gaming, LLC.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                LADY LUCK GAMING CORPORATION
                                                     (Registrant)



                                                By:    /s/ Rory Reid
                                                Name:  Rory Reid
                                                Title: Senior Vice President


Dated: October 8, 1997

                                INDEX TO EXHIBITS

Exhibit
Number            Description

2.1 Contribution and Sale Agreement dated August 26, 1997 by and between Lady Luck Vicksburg, Inc. and Horseshoe Gaming, LLC, with certain attached exhibits (schedules and certain exhibits which are not material and, which will be furnished upon the request of the Commission are omitted).


99.1 Press Release of the Company dated August 29, 1997 announcing the execution of an agreement to form a joint venture to develop a riverboat gaming facility in Vicksburg, Mississippi between Lady Luck Gaming Corporation and Horseshoe Gaming, LLC.


                                   EXHIBIT 2.1

                         CONTRIBUTION AND SALE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                 Page

ARTICLE I
FORMATION OF THE COMPANY AND CONVEYANCE OF ASSETS...............................................................  1

         Section 1.1                Contribution of Assets......................................................  1
         Section 1.2                Certificate of Formation of the Company.....................................  2

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF LADY LUCK.....................................................................  2

         Section 2.1                Representations of Lady Luck................................................  2

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HORSESHOE.....................................................................  6

         Section 3.1                Representations of Horseshoe................................................  6

ARTICLE IV
PRE-CLOSING COVENANTS........................................................................................... 10

         Section 4.1                Consents and Approvals...................................................... 10
         Section 4.2                Financing................................................................... 10
         Section 4.3                Confidentiality............................................................. 10
         Section 4.4                Total Development Cost Budget............................................... 12
         Section 4.5                Company Plan................................................................ 12
         Section 4.6                Annual Budget............................................................... 12
         Section 4.7                Satisfaction of Conditions.................................................. 12
         Section 4.8                Consents.................................................................... 12
         Section 4.9                Disclosure Supplements...................................................... 12
         Section 4.10               Preservation of Contributed Assets.......................................... 13

ARTICLE V
THE CLOSING..................................................................................................... 13

         Section 5.1                The Closing................................................................. 13
         Section 5.2                Deliveries by Lady Luck..................................................... 13
         Section 5.3                Deliveries by Horseshoe..................................................... 14
         Section 5.4                Deliveries to Company....................................................... 14




ARTICLE VI
CONDITIONS PRECEDENT TO THE CLOSING OBLIGATIONS OF
LADY LUCK....................................................................................................... 16

         Section 6.1                Conditions to Closing....................................................... 16


ARTICLE VII
CONDITIONS PRECEDENT TO THE CLOSING OBLIGATIONS
OF HORSESHOE.................................................................................................... 18

         Section 7.1                Conditions to Closing....................................................... 18

ARTICLE VIII
TERMINATION AND ABANDONMENT..................................................................................... 19

         Section 8.1                Termination................................................................. 19
         Section 8.2                Procedure and Effect of Termination......................................... 20

ARTICLE IX
INDEMNITY....................................................................................................... 21

         Section 9.1                Indemnification............................................................. 21
         Section 9.2                Indemnification Procedure for Third Party Claims............................ 21
         Section 9.3                Direct Claims............................................................... 23
         Section 9.4                Failure to Give Timely Notice............................................... 23
         Section 9.5                Reduction of Loss........................................................... 23
         Section 9.6                Subrogation................................................................. 23
         Section 9.7                Limitation on Indemnities................................................... 24
         Section 9.8                Limitation on Claims........................................................ 24

ARTICLE X
DEFINITIONS..................................................................................................... 24





                                       ii

ARTICLE XI
MISCELLANEOUS................................................................................................... 27

         Section 11.1               Notices..................................................................... 27
         Section 11.2               GOVERNING LAW............................................................... 28
         Section 11.3               Entire Agreement and Amendments............................................. 28
         Section 11.4               Terms....................................................................... 28
         Section 11.5               Unenforceability............................................................ 28
         Section 11.6               Successors and Assigns...................................................... 28
         Section 11.7               Payment of Fees............................................................. 28
         Section 11.8               No Third Party Rights....................................................... 28
         Section 11.9               No Waiver of Default........................................................ 28
         Section 11.10              Tradenames and Trademarks................................................... 29
         Section 11.11              Counterparts................................................................ 29
         Section 11.12              Future Deliveries........................................................... 29
         Section 11.13              Computation of Time......................................................... 29
         Section 11.14              Consent to Jurisdiction..................................................... 29
         Section 11.15              Investigation; Survival of Representations, Warranties and Agreements....... 30
         Section 11.16              Closing Costs............................................................... 30
         Section 11.16              Closing Costs................................................................29


                                LIST OF EXHIBITS


Exhibit 1.1                        -        Form of Company Agreement/Units &
                                              Other Consideration
Exhibit 1.1(a)                     -        Lady Luck Contributed Assets
Exhibit 1.1(b)                     -        Horseshoe Contributed Assets
Exhibit 1.2                        -        Certificate of Formation of the
                                              Company
Exhibit 5.4(a)(i)                  -        Form of Assignment of Real
                                              Property/Barges approvals
Exhibit 5.4(a)(iii)                -        Bill of Sale - Lady Luck
                                              Contributed Assets
Exhibit 5.4(a)(iv)                 -        Lady Luck Non-Foreign Certificate
Exhibit 5.4(b)(i)                  -        Horseshoe Contributed Assets - Bill
                                              of Sale
Exhibit 5.4(b)(ii)                 -        Form of Assignment of Vessel
                                              contracts and approvals

                                LIST OF SCHEDULES


Schedule 2.1(d)(i)                 -        Permitted Liens and Permitted
                                              Liabilities - Lady Luck
Schedule 2.1(d)(ii)                -        Barges/Exceptions to Good Condition
                                              - Lady Luck
Schedule 2.1(d)(v)                 -        Leases - Lady Luck
Schedule 2.1(d)(vi)                -        Mechanic's Liens - Lady Luck
Schedule 2.1(g)                               -        Litigation - Lady Luck
Schedule 3.1(d)-1                  -        Excluded Assets - Horseshoe
Schedule 3.1(d)-2                  -        Permitted Liens and Permitted
                                              Liabilities - Horseshoe
Schedule 3.1(d)(iii)               -        Permits - Horseshoe
Schedule 3.1(d)(v)                 -        Mechanic's Liens - Horseshoe
Schedule 3.1(h)                    -        Litigation - Horseshoe

                         CONTRIBUTION AND SALE AGREEMENT

     This CONTRIBUTION AND SALE AGREEMENT ("Agreement"), dated as of August 26, 1997, is by and between Lady Luck Vicksburg, Inc., a Mississippi corporation ("Lady Luck"), and Horseshoe Gaming, LLC, a Delaware limited liability company
("Horseshoe"). For purposes hereof, Lady Luck and Horseshoe may sometimes be hereinafter referred to collectively as the "Members".

                                    RECITALS:

     WHEREAS, Lady Luck and Horseshoe each desire to form Horseshoe Vicksburg Casino, LLC, a limited liability company formed under the laws of Mississippi to acquire, develop, operate, manage, finance and maintain a dockside casino gaming facility (the "Company") pursuant to the Limited Liability Company Agreement in the form set forth on Exhibit 1.1 and to be entered into on the Closing Date (as defined below) by and between Lady Luck and Horseshoe (the "Company Agreement"); and

     WHEREAS, Lady Luck and Horseshoe wish to contribute or sell, directly or indirectly, certain of their assets described herein to the Company to form a joint venture, all on the terms and subject to the conditions set forth herein; and

     WHEREAS, the parties wish to provide for the terms and conditions upon which the Company will be formed and made effective;

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                FORMATION OF THE COMPANY AND CONVEYANCE OF ASSETS

     Section 1.1 Contribution of Assets. Each Member agrees, upon the terms and subject to the conditions of this Agreement to contribute to the Company the below-described assets in exchange for the Units of the Company (as defined below) and other considerations recited herein and in the Company Agreement attached as Exhibit 1.1.

     a. The Lady Luck Contributed Assets. On the Closing Date, Lady Luck shall transfer and assign to the Company, through a contribution, all of Lady Luck's right, title and interest in and to the real property and barges as set forth on
Exhibit 1.1(a) free and clear of all liens, encumbrances and other restrictions not approved by Horseshoe or set forth on Schedule 2.1(d)(i) (the "Lady Luck

Contributed Assets") in exchange for a capital contribution credit of Fourteen Million Dollars ($14,000,000). For its capital contribution, Lady Luck shall receive the units ascribed to it on Exhibit 1.1, subject to the adjustments which may be made from time to time pursuant to the Company Agreement (the "Lady Luck Units"). Lady Luck shall execute and deliver to the Company any and all documents that are required to transfer or assign such assets.

     b. The Horseshoe Contributed Assets. On the Closing Date, Horseshoe shall transfer and assign to the Company, through a contribution, all of Horseshoe's right, title and interest in and to the Vessel, together with all gaming equipment and personal property, as set forth on Exhibit 1.1(b) free and clear of all liens and encumbrances and other restrictions not approved by Lady Luck (the "Horseshoe Contributed Assets") in exchange for a capital contribution credit of Twenty-Eight Million Dollars ($28,000,000). For its capital contribution, Horseshoe shall receive the units ascribed to it on Exhibit 1.1, subject to the adjustments which may be made from time to time pursuant to the Company Agreement (the "Horseshoe Units"). Horseshoe shall execute and deliver to the Company any and all documents that are required to transfer or assign such assets.

     Section 1.2 Certificate of Formation of the Company. On or prior to the Closing Date, Lady Luck and Horseshoe acknowledge that Horseshoe will cause the taking of all such actions as are necessary to cause the Certificate of Formation of the Company, a form of which is attached hereto as Exhibit 1.2, to be executed and filed with the Secretary of State of Mississippi pursuant to Miss. Code Ann. Section 79-14-902.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF LADY LUCK

     Section 2.1 Representations of Lady Luck. As an inducement to Horseshoe to enter into and perform its obligations under this Agreement, the Company Agreement and any and all other documents, agreements and instruments to be executed pursuant hereto, Lady Luck hereby represents and warrants to Horseshoe that, as of the date hereof:

     (a) Organization. Lady Luck is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi.

     (b) Authorization and Consents. Lady Luck has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the Company Agreement, and the consummation by Lady Luck of the transactions contemplated hereby and thereby have been duly and properly authorized by all requisite corporate action on the part of Lady Luck. This Agreement is, and the Company Agreement when duly executed and delivered by Lady Luck will be, a valid and binding obligation of Lady Luck enforceable in accordance with their respective terms. No approval, authorization, consent, notice or other order or action of or filing by Lady Luck with any Governmental Authority or any other entity or person is required for the execution and delivery by Lady Luck of this Agreement or the Company Agreement and the consummation of the transactions contemplated hereby and thereby, of which the failure to obtain may have a material adverse effect upon the Lady Luck Contributed Assets, the benefits of the transactions contemplated hereby to be realized by the Company or the Members or the likelihood of the consummation of the transactions contemplated hereby.

     (c) No Breach or Default. Neither the execution or delivery of this Agreement, or the Company Agreement nor the consummation by Lady Luck of the transactions contemplated by this Agreement or the Company Agreement to which it is a party will:

          (i) result in the breach of any of the terms or conditions of, or constitute a default under or an event that would, with notice or lapse of time, or both, constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license, commitment or other instrument or obligation to which Lady Luck is a party;

          (ii) constitute an event that would permit any party to terminate any agreement with, or accelerate the maturity of any indebtedness or other material obligation of, Lady Luck;

          (iii) create or impose any lien, charge or encumbrance on any of the Lady Luck Contributed Assets other than liens created pursuant to the terms hereof;

          (iv) violate any regulation or statute, or any order, writ, injunction or decree of any court, administrative agency, or governmental body, or require the approval, consent or permission of any governmental or regulatory body, agency or authority; or

          (v) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Lady Luck;

except, in the case of clauses (i) through (iv), where the consequences of such breach, violation, conflict, default, creation or imposition will not have a material adverse effect on the Lady Luck Contributed Assets, the benefits of the transactions contemplated hereby to be realized by the Company or the Members or the likelihood of the consummation of the transactions contemplated hereby.

     (d) Real Property and Barges.

          (i) Lady Luck has the right to convey, and upon the consummation of the transactions contemplated by this Agreement, Lady Luck will have conveyed and the Company will be vested with, good and marketable title and interest in and to the Lady Luck Contributed Assets, free and clear of all liens (including maritime and preferred ship mortgage liens), claims, charges, options, preemptive rights, encumbrances and other restrictions ("Liens"), other than the permitted liens and the permitted liabilities set forth on Schedule 2.1(d)(i) (the "Lady Luck Permitted Liens" and the " Lady Luck Permitted Liabilities"). Lady Luck has not entered into any other agreement, option, right or contract for the sale, transfer or assignment of all, or any portion, of the Lady Luck Contributed Assets.

          (ii) The Barges and all of the other Lady Luck Contributed Assets are in good operating condition and repair (ordinary wear and tear excepted) and are substantially fit for the purposes for which they are being utilized except as set forth on Schedule 2.1(d)(ii), (i) are not in violation of any maritime, federal, state, subdivision, health, safety, environmental or other ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record; nor (ii) has any notice of any claimed violation of any such ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record been served on Lady Luck or any other entity having an interest in the Lady Luck Contributed Assets, excluding in the cases of (i) and (ii) violations which will not have a material adverse effect on the Lady Luck Contributed Assets or the benefits of the transactions contemplated hereby to be realized by the Company or the Members or the likelihood of the consummation of the transactions contemplated hereby. The Barges do not require any material repair or replacement except for maintenance in the ordinary course of business.

          (iii) None of the Lady Luck Contributed Assets is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Lady Luck Contributed Assets and, to Lady Luck's knowledge, there is no threatened condemnation or proceeding with respect thereto.

          (iv) Lady Luck has no contractual obligation to purchase, sell, or offer a right of first refusal or right of first offer with respect of the Real Property or Barges. Lady Luck has not granted any option to purchase the Real Property or Barges.

          (v) Except as disclosed on Schedule 2.1(d)(v) hereto, there are no leases, subleases, licenses, occupancy agreements or other agreements, oral or written, under which Lady Luck is the lessor of any portion of the Real Property or Barges.

          (vi) Except as disclosed on Schedule 2.1(d)(vi) hereto, payment for all work that has been performed in, on or about the Real Property and Barges and all materials furnished in connection therewith that might in any circumstance give rise to a mechanic's, materialmen's or similar lien against the Real Property and Barges, or any portion thereof, will, as of the Closing Date, (1) have been paid and all necessary lien waivers will, as of the Closing Date, have been obtained, except for claims which are being contested diligently and in good faith and (2) will be sufficiently covered by a performance bond or other security for payment furnished by Lady Luck.

          (vii)  Lady Luck is not a  "foreign  person"  within  the  meaning  of
     Section 1335(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). On the Closing Date, Lady Luck shall deliver to the Company an affidavit, in form and substance satisfactory to the Company, certifying as to the accuracy of the preceding sentence.

     (e) Investment. Lady Luck is acquiring the Lady Luck Units in the Company for investment purposes only and not with a view toward the sale thereof in connection with a distribution.

     (f) Notices from Governmental Entities. Lady Luck has not received notice from any Governmental Authority of any violation of any law, regulation or other legal requirement applicable to the Lady Luck Contributed Assets.

     (g) Litigation. Except as set forth in Schedule 2.1(g), there is no action, proceeding, or investigation pending or, to the knowledge of Lady Luck, threatened against the Lady Luck Contributed Assets or to which Lady Luck is otherwise a party, before any court, governmental department, commission, board, agency, or instrumentality; nor does Lady Luck know of any basis for any such action, proceeding, or investigation.

     (h) No Broker. As of the Closing Date, Lady Luck has not had any dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with this Agreement or Company which is owed any fee or other compensation in connection therewith.

     (i) No Legal Bar. Lady Luck is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding is pending or, to the best of Lady Luck's knowledge, threatened against Lady Luck which questions the validity of this Agreement or any of the actions which the parties hereto have taken in connection herewith or which it is contemplated they shall take in connection herewith.

     (j) Tax Liens. There are no tax liens upon any of the Lady Luck Contributed Assets or any other properties or assets of Lady Luck, and there are not now, and on the Closing Date there will not be, any claims for Taxes asserted against Lady Luck in respect to the Lady Luck Contributed Assets (except for real property taxes), and there is no basis for any such claim.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF HORSESHOE

     Section 3.1 Representations of Horseshoe. As an inducement to Lady Luck to enter into and perform its respective obligations under this Agreement, the Company Agreement and all other documents, agreements and instruments to be executed pursuant thereto, Horseshoe hereby represents and warrants to Lady Luck that, as of the date hereof:

     (a) Organization. Horseshoe is a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware.

     (b) Authorization and Consents. Horseshoe has full company power and authority to execute, deliver and perform its obligations under this Agreement and the Company Agreement and the consummation by Horseshoe of the transactions contemplated hereby and thereby have been duly and properly authorized by all requisite corporate action on behalf of Horseshoe. This Agreement is, and the Company Agreement, when duly executed and delivered by Horseshoe will be, a valid and binding obligation of Horseshoe, enforceable in accordance with their respective terms. No approval, authorization, consent, notice or other order or action of or filing by Horseshoe with any Governmental Authority or any other entity or person is required for the execution and delivery by Horseshoe of this Agreement or the Company Agreement and the consummation of the transactions contemplated hereby and thereby, of which the failure to obtain may have a material adverse effect upon the Horseshoe Contributed Assets, the benefits of the transactions contemplated hereby to be realized by the Company or the Members or the likelihood of the consummation of the transactions contemplated hereby.

     (c) No Breach or Default. Neither the execution or delivery of this Agreement or the Company Agreement, nor the consummation by Horseshoe of the transactions contemplated by this Agreement or the Company Agreement to which it is a party will:

          (i) result in the breach of any of the terms or conditions of, or constitute a default under, or an event that would, with notice or lapse of time, or both, constitute a default under, or in any manner release any party thereto from any obligation under any mortgage, note, bond, indenture, contract, agreement, license, commitment or other instrument or obligation to which Horseshoe is a party;

          (ii) constitute an event that would permit any party to terminate any agreement with, or accelerate the maturity of any indebtedness or other material obligation of, Horseshoe;

          (iii) create or impose any lien, charge or encumbrance on any of the Horseshoe Contributed Assets other than liens created pursuant to the terms hereof;

          (iv) violate any regulation or statute, or any order, writ, injunction or decree of any court, administrative agency, or governmental body, or require the approval, consent or permission of any governmental or regulatory body, agency or authority; or

          (v) conflict with or violate any provision of the Certificate of Formation or Operating Agreement of Horseshoe;

except, in the case of clauses (i) through (iv), where the consequences of such breach, violation, conflict, default, creation or imposition will not have a material adverse effect on the Horseshoe Contributed Assets, the benefits of the transactions contemplated hereby to be realized by the Company or the Members or the likelihood of the consummation of the transactions contemplated hereby.

     (d) Vessel.

          (i) Horseshoe has the right to convey, and upon the consummation of the transactions contemplated by this Agreement, Horseshoe will have conveyed and the Company will be vested with, good and marketable title and interest in and to the Horseshoe Contributed Assets, including without limitation, the Vessel commonly known as Queen of the Red (Official No. 1000320) (the "Vessel"), and all personal property belonging to her on board and on shore, including spare parts and spare equipment, whether on board or not (exclusive of the assets listed on Schedule 3.1(d)-1 (the "Horseshoe Excluded Assets")), free and clear of all Liens, other than the permitted liens, subject only to the permitted liabilities and such other exceptions to title as set forth on Schedule 3.1(d)-2 (the "Horseshoe Permitted Liens" and "Horseshoe Permitted Liabilities"). Horseshoe has not entered into any other agreement, option, right or contract for the sale, transfer or assignment of all, or any portion, of the Horseshoe Contributed Assets.

          (ii) The Vessel and all of the other Horseshoe Contributed Assets are in good operating condition and repair (ordinary wear and tear excepted) and are substantially fit for the purposes for which they are being utilized, (i) are not in violation of any maritime, federal, state, subdivision, health, safety, environmental or other ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record; nor (ii) has any notice of any claimed violation of any such ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record been served on Horseshoe or any other entity having an interest in the Horseshoe Contributed Assets, excluding in the cases of (i) and (ii) violations which will not have a material adverse effect on the Horseshoe Contributed Assets or the benefits of the transactions contemplated hereby to be realized by the Company or the Members or the likelihood of the consummation of the transactions contemplated hereby. The Vessel does not require any material repair or replacement except for maintenance in the ordinary course of business.

          (iii) Except as disclosed on Schedule 3.1(d)(iii), Horseshoe possesses all Permits necessary to conduct the business of the Vessel, as it is currently being conducted, and to own, use and operate the Vessel for the purpose of dockside gaming and related operations, as it is currently being conducted, except for such Permits of which the failure to possess will not have a material adverse effect on the

Horseshoe Contributed Assets or the benefits of the transactions contemplated hereby to be realized by the Company or the Members.

          (iv) None of the Horseshoe Contributed Assets is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Horseshoe Contributed Assets and, to Horseshoe's knowledge, there is no threatened condemnation or proceeding with respect thereto.

          (v) Except as disclosed on Schedule 3.1(d)(v), all work that has been performed in, on or about the Vessel and all materials furnished in connection therewith that might in any circumstance give rise to a maritime or mechanic's, materialmen's or similar lien against the Vessel, or any portion thereof, will, as of the Closing Date, have been paid for and all necessary lien waivers will, as of the Closing Date, have been obtained, except for claims which are being contested diligently and in good faith.

     (e) Investment. Horseshoe is acquiring the Horseshoe Units for investment purposes only and not with a view toward the sale thereof in connection with a distribution.

     (f) Vessel Contracts. True and correct copies of all Vessel Contracts have been delivered to the Lady Luck. Horseshoe has substantially performed all obligations required to be performed by it and is not in default under any of the Vessel Contracts.

     (g) Necessary Assets. The Horseshoe Contributed Assets are adequate for the conduct of the business of the Vessel as it is conducted on the date of this Agreement and will be as of the Closing Date.

     (h) Litigation. Except as set forth in Schedule 3.1(h), there is no action, proceeding, or investigation pending or, to the knowledge of Horseshoe, threatened against Horseshoe or the Horseshoe Contributed Assets, or to which Horseshoe is otherwise a party, before any court, governmental department, commission, board, agency, or instrumentality which would have a material adverse effect on the Horseshoe Contributed Assets or upon the consummation of the transactions contemplated hereby; nor does Horseshoe know of any basis for any such action, proceeding, or investigation.

     (i) U.S. Citizen. Horseshoe is a United States citizen within the meaning of Section 2 of the Shipping Act, 1916, and under the Merchant

         Marine Act of 1920, as amended, the Merchant Marine Act of 1936.

     (j) Inventories. None of the inventories of Horseshoe included in the Horseshoe Contributed Assets, existing on the date hereof are obsolete or damaged and such inventories are marketable, useable and saleable in the ordinary course of business of Horseshoe.

     (k) No Broker. As of the Closing Date, Horseshoe has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary which is owed any fee or other compensation in connection therewith.

     (l) No Legal Bar. Horseshoe is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding is pending or, to the best of Horseshoe's knowledge, threatened against Horseshoe which questions the validity of this Agreement or any of the actions which the parties hereto have taken in connection herewith or which it is contemplated they shall take in connection herewith.

     (m) Tax Liens. There are no tax liens upon any of the Horseshoe Contributed Assets or any other properties or assets of Horseshoe, and there are not now, and on the Closing Date there will not be, any claims for Taxes asserted against Horseshoe in respect to the Horseshoe Contributed Assets (except for real property taxes), and there is no basis for any such claim.


                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

     Section 4.1 Consents and Approvals. Promptly following the execution and delivery of this Agreement, the parties hereto and their respective Affiliates shall undertake commercially reasonable and diligent efforts to obtain all requisite or useful consents and approvals to, and shall make all applications and provide all notices required in connection with, the transactions contemplated hereby. Horseshoe shall promptly make all necessary applications to the Gaming Commission for approval of the transactions contemplated hereby including without limitation, the establishment of the Company.

     Section 4.2 Financing. The parties hereto agree and acknowledge that Horseshoe will be required (i) to use commercially reasonable best efforts to secure bank or institutional financing (which shall be deemed "Senior Debt" for purposes of this Agreement ) in an amount sufficient to meet the Total Development Cost Budget in principal amount in order to develop, operate and maintain the Company, such financing to be secured as promptly as possible, (ii) in connection with such efforts to secure such financing, to offer any prospective bank or institution which may provide such financing (the "Lenders") a guarantee to be issued by Horseshoe in favor of the Lenders and the Company of the completion of all work contemplated by the Company Plan, as defined below, (a "Completion Guarantee") and (iii) if such guarantee is a condition to obtaining such financing, to provide a Completion Guarantee reasonably acceptable to Horseshoe, and in an amount reasonably acceptable to Horseshoe, and in form and substance satisfactory to the Lenders providing such financing.

     Section 4.3 Confidentiality.

     (a) The parties to this Agreement (the "Parties") have shared and will share with each other certain information which is either non-public or proprietary in nature. (This information shall be referred to collectively as the "Proprietary Information".)

     (b) In consideration for and as a condition to the Parties' furnishing to each other the Proprietary Information, the Parties agree to treat any Proprietary Information in accordance with the provisions set forth below, acknowledging the confidential and proprietary nature of such Proprietary Information. As used herein, the term "Proprietary Information" shall mean any and all financial, technical, commercial or other information concerning the business and affairs of the Parties and their affiliates that has been or may hereafter be provided or shown to the Parties or any of the Parties' employees, officers, directors, representatives or agents, or those representatives of any of the Parties' advisors (collectively, "Representatives"), irrespective of the form of the communication, by the Parties or by any of the Parties' representatives or agents, and also includes all notes, analyses, compilations, studies or other material prepared by Representatives containing or based, in whole or in part, on any information provided or shown by the Parties or by any of the Parties' representatives or agents.

     (c) The term "Proprietary Information" does not include information provided by a Party which (i) was or becomes generally available to the public other than as a result of a disclosure by such Party or its Representatives,
(ii) was available on a nonconfidential basis prior to its disclosure by any Party or any of the Parties' Representatives, provided that the source of such information is not known by any Party to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual , legal or fiduciary obligation, or (iii) becomes available to any Party on a non-confidential basis from a source other than the Parties or the Parties' Representatives, provided that such source is not known by any Party to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

     (d) It is understood that any Party may disclose any of the Proprietary Information relating to the transactions contemplated by this Agreement to its Representatives who require such material for the purpose of evaluating the transactions contemplated by this Agreement and during their participation in such transactions (provided that such Representatives shall be informed by the disclosing Party of the confidential nature of the Proprietary Information and shall be provided with a copy of this Agreement and be bound by the terms and conditions hereof as if they were a party hereto). In any event, the Parties will be responsible for any breach of this Agreement by their respective Representatives. The Parties agree that the Proprietary Information will be kept confidential by the Parties and their Representatives and, except with the specific prior written consent of both Parties or as expressly otherwise permitted by the terms hereof, will not be disclosed by the Parties or their Representatives. The Parties further agree that the Parties and their Representatives will not use any of the Proprietary Information for any reason or purpose other than the evaluation of this Agreement.

     (e) In the event this Agreement is terminated pursuant to its terms or upon dissolution of the Company in accordance with the terms of the Company Agreement, upon the written request of any Party (the "Requesting Party"), each of the other Parties shall promptly deliver to the Requesting Party all documents or other matter furnished by the Requesting Party or its Representatives to the other Parties or their Representatives constituting Proprietary Information, together with all copies thereof in the possession of the other Parties or their Representatives without retaining any copies of any such material. In the event of such request, all other documents or other matter constituting Proprietary Information in the possession of the other Parties or their Representatives shall be destroyed, with any such destruction confirmed by the other Parties in writing to the Requesting Party. Each Party shall have the right to seek injunctive relief to enforce the provisions of this Section 4.3.

     Section 4.4 Total Development Cost Budget. Lady Luck and Horseshoe shall negotiate in good faith to agree on a budget within 15 days after submission of a proposed budget by Horseshoe regarding all costs of the acquisition of the development and construction of the Company's casino facility, and the pre-opening costs and initial working capital needs of the Company and the casino facility (the "Total Development Cost Budget"). Such Total Development Cost Budget shall become Exhibit C to the Company Agreement.

     Section 4.5 Company Plan. Lady Luck and Horseshoe shall negotiate in good faith to agree on a design for the Company's casino, hotel and any and all other ancillary facilities (the "Company Plan") within 15 days after submission of a proposed Company Plan by Horseshoe. Such Company Plan shall become Exhibit E to the Company Agreement.

     Section 4.6 Annual Budget. Lady Luck and Horseshoe shall negotiate in good faith to agree on the initial annual budget for the Company Plan (the "Annual Budget"), within 15 days after submission of a proposed Annual Budget by Horseshoe. Such Annual Budget shall become Exhibit F to the Company Agreement.

     Section 4.7 Satisfaction of Conditions. Each of Lady Luck and Horseshoe will use its respective reasonable best efforts to insure that the conditions set forth in Sections 4.4, 4.5 and 4.6 are satisfied, insofar as such matters are within the control of each of them.

     Section 4.8 Consents. Each of the parties hereto will use its reasonable best efforts to obtain consents of all persons and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement and the Company Agreement. All such consents and approvals will be in writing and in form and substance reasonably satisfactory to Lady Luck and Horseshoe.

     Section 4.9 Disclosure Supplements. From time to time after the date of this Agreement and at or prior to the Closing Date, Lady Luck and Horseshoe will promptly supplement or amend the schedules referred to in this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in a schedule or which is necessary to correct any information in a schedule or in any representation and warranty to Lady Luck and Horseshoe, as the case may be, which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of Horseshoe contained in this Agreement, and the accuracy of the representations and warranties of Lady Luck contained in this Agreement, the schedules delivered by Horseshoe and by Lady Luck shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.


                                      xviii

     Section 4.10 Preservation of Contributed Assets. Horseshoe and Lady Luck shall take all actions reasonable and necessary to preserve the condition of their respective contributed assets up to the Closing Date.

                                    ARTICLE V

                                   THE CLOSING

     Section 5.1 The Closing. The closing of the transactions that are the subject of this Agreement (the "Closing") shall take place on the fifth day following the satisfaction or waiver of the conditions to closing set forth in
Article VI and VII hereof or such other date as the parties shall agree, at the offices of Lady Luck Gaming Corporation, 206 N. Third Street, Las Vegas, Nevada, or such other location as the parties shall agree which date may be sometimes hereinafter referred to as the "Closing Date".

     Section 5.2 Deliveries by Lady Luck. To the extent not previously delivered, at the Closing, Lady Luck, will deliver or cause to be delivered to Horseshoe, as is appropriate, the following, each dated the Closing Date:

     (a) Company Agreement. The Company Agreement, with all Schedules and Exhibits (including Exhibits determined pursuant to Sections 4.4, 4.5 and 4.6) attached thereto, duly executed by Lady Luck.

     (b) Officer's Certificate. Officer's Certificate of Lady Luck executed by the President and/or any Vice President of Lady Luck certifying (i) that the resolutions attached thereto are true and correct copies of the resolutions duly adopted by the Board of Directors of Lady Luck, authorizing the execution and delivery of this Agreement and the Company Agreement and the consummation of the transactions contemplated hereby and thereby, (ii) that the Certificate of Incorporation and By-laws of Lady Luck attached thereto are true and correct copies thereof as amended to date (which copies shall be certified by the Secretary of State of Mississippi with respect to the Certificate of Incorporation), (iii) the representations and warranties of Lady Luck hereunder are true and correct in all material respects on the Closing Date, (iv) that Lady Luck shall have complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing, and (v) as to the incumbency and signature exemplars of the officers executing this Agreement and the Company Agreement.

     (c) Searches. All lien and judgement searches as may be reasonably requested by Horseshoe, as of a date not earlier than ten (10) days before the Closing, and a certification from the Lady Luck that no financing statements have been filed against any of them through the time of the Closing which affects any of the Lady Luck Contributed Assets.

     (d) Other Documents. Such other documents or instruments as may be reasonably required by Horseshoe.

     Section  5.3  Deliveries  by  Horseshoe.   To  the  extent  not  previously
delivered, at the Closing, Horseshoe will deliver, or cause to be delivered, to Lady Luck, as is appropriate, the following, each dated as of the Closing Date:

     (a) Company Agreement. The Company Agreement, with all Schedules and Exhibits (including Exhibits determined pursuant to Sections 4.4, 4.5 and 4.6) attached thereto, duly executed by Horseshoe.

     (b) Officer's Certificate. Officer's Certificate of Horseshoe Gaming, Inc., a Nevada corporation and the Manager of Horseshoe, executed by the President and/or any Vice- President of Horseshoe Gaming, Inc. certifying (i) that the resolutions attached thereto are true and correct copies of the resolutions duly adopted by Horseshoe Gaming, Inc. authorizing the execution and delivery of this Agreement and the Company Agreement and the consummation of the transactions contemplated hereby and thereby, (ii) that the Certificate of Formation and Operating Agreement of Horseshoe attached thereto are true and correct copies thereof as amended to date (which copies of the Certificate of Formation shall be certified by the Secretary of State of Delaware), (iii) that the representations and warranties of Horseshoe hereunder are true and correct in all material respects on the Closing Date, (iv) that Horseshoe has complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing, and (v) as to the incumbency and signature exemplars of the officers executing each of this Agreement and the Company Agreement.

     (c) Searches. All lien and judgement searches as may be reasonably requested by the Lady Luck, as of a date not earlier than ten (10) days before the Closing, and a certification from Horseshoe that no financing statements have been filed against any of them through the time of the Closing which affects any of the Horseshoe Contributed Assets.

     (d) Other Documents. Such other documents or instruments as may be reasonably required by the Lady Luck.

     Section 5.4 Deliveries to Company. To the extent not previously delivered, at the Closing, the following parties will deliver or cause to be delivered to the Company, the following, each dated the Closing Date:

     (a) Lady Luck.

          (i) Property Approvals. (a) The originals (to the extent in the possession or control of Lady Luck or if not in Lady Luck's possession or control, copies) of all Lady Luck Approvals and other documents evidencing and/or pertaining to all personal property included as part of the Real Property and Barges, and (b) an assignment of all Property Approvals, intangible and personal property including all transferable warranties and guarantees then in effect, if any, with respect to the Real Property and Barges or any repairs or renovations to the Real Property and Barges, which assignment is in the form attached hereto as Exhibit 5.4(a)(i) (with respect to nontransferable warranties and guaranties, Lady Luck agrees, following Closing, to cooperate with Horseshoe and the Company and to enforce, at Lady Luck's sole cost and expense, such warranties and guaranties for the benefit of the Company).

          (ii) Real Property and Barges Certificate. The Certificate of Title for the Real Property and Barges.

          (iii) Bill of Sale.  A Bill of Sale,  in the form  attached  hereto as
     Exhibit 5.4(a)(iii), conveying all tangible personal property included within the Lady Luck Contributed Assets.

          (iv)  Non-Foreign   Certificate.   A  non-foreign  status  certificate
     executed by Lady Luck in the form of Exhibit 5.4(a)(iv) attached hereto.

          (v) Other Documents. Such other documents or instruments as may be reasonably required by Horseshoe.

     (b) Horseshoe.

          (i) Bill of Sale.  A Bill of Sale,  in the  form  attached  hereto  as
     Exhibit 5.4(b)(i), conveying all tangible personal property included within the Horseshoe Contributed Assets.

          (ii) Vessel Contracts. (a) The originals (to the extent in the possession or control of the Company or if not in the Company's possession or control, copies) of all Vessel Contracts relating to the Horseshoe Contributed Assets that the Company shall assume, (b) all consents required to assign the Vessel Contracts, (c) evidence of termination of all Vessel

Contracts which the Company is obligated to terminate, and (d) an assignment of such Vessel Contracts by way of the assignment and assumption agreement in the form attached hereto as Exhibit 5.4(b)(ii).

          (iii) Vessel Approvals. (a) The originals (to the extent in the possession or control of the Company or if not in the Company's possession or control, copies) of all Vessel Approvals and other documents evidencing or pertaining to all personal property included as part of the Horseshoe Contributed Assets, and (b) an assignment of all Vessel Approvals, intangibles and personal property including all transferable warranties and guaranties then in effect, if any, with respect to the Horseshoe
     Contributed   Assets  or  any  repairs  or  renovations  to  the  Horseshoe
     Contributed  Assets,  which  assignment is in the form  attached  hereto as
     Exhibit 5.4(b)(ii) (with respect to nontransferable warranties and guaranties, the Company agrees, following Closing, to cooperate with the Lady Luck and to enforce, at Horseshoe's sole cost and expense, such warranties and guaranties for the benefit of the Company).

          (iv) Certificates of Title. Endorsed certificates of title for all of the personal property included as part of the Horseshoe Contributed Assets and registered under any so-called certificates of title.

          (v) Other Documents. Such other documents or instruments as may be reasonably required by Lady Luck.


                                   ARTICLE VI

          CONDITIONS PRECEDENT TO THE CLOSING OBLIGATIONS OF LADY LUCK

     Section 6.1 Conditions to Closing. The obligations of Lady Luck to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, any one or more of which may be waived by Lady Luck in its sole discretion:

     (a) Representations and Warranties on the Closing Date. Each and every representation and warranty of Horseshoe contained in this Agreement shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on the Closing Date.

     (b) Compliance with Agreement. Horseshoe shall have performed in all material respects all agreements and satisfied all conditions required by this Agreement to be performed or satisfied by it prior to or on the Closing Date.

     (c) Required Consents. All Governmental Approvals for the creation of the Company, ownership thereof as contemplated hereby and consummation of the transactions contemplated hereby shall have been obtained, including without limitation, all necessary approvals, licenses and consents from the Gaming Commission.

     (d) Approval of Total Development Cost Budget. The Total Development Cost Budget shall have been approved by Lady Luck in the manner set forth in Section
4.4 of this Agreement.

     (e) Company Financing. Horseshoe shall have obtained the Senior Debt for the Company's initial funding and financing upon the terms set forth in Section
4.2 of this Agreement.

     (f) Company Plan. Horseshoe and Lady Luck shall have agreed on the Company Plan upon the terms set forth in Section 4.5 herein.

     (g) Annual Budget. Horseshoe and Lady Luck shall have agreed on the Annual Budget upon the terms set forth in Section 4.6 herein.

     (h) No Litigation. No suit or action by any party nor any investigation, inquiry, request for information or proceeding by any governmental body, nor any legal or administrative proceeding shall have been instituted or threatened on or before the Closing which challenges the validity or legality of any transaction contemplated hereby, threatens to enjoin any such transaction or seeks damages on account of consummation thereof or would otherwise have a material adverse effect upon the Horseshoe Contributed Assets or the benefits of the transactions contemplated hereby to be realized by the Company or the Members.

     (i) Deliveries of Horseshoe. Horseshoe shall have made all of its closing deliveries as required by this Agreement.

     (j) Release of Lady Luck Liens. The Trustee shall have released its liens on the Lady Luck Contributed Assets in accordance with the Indenture. In connection therewith, Lady Luck shall use commercially reasonable best efforts to ensure that the Trustee shall have released its liens on the Lady Luck Contributed Assets.

     (k) Release of Horseshoe Liens. The holders of liens on the Horseshoe Contributed Assets shall have released such liens. In connection therewith,

                                      xxiii

Horseshoe shall use commercially reasonable best efforts to ensure that the holder of such liens shall have released its liens on the Horseshoe Contributed Assets.

     (l) Market. Lady Luck shall have reasonably determined that the Vicksburg gaming market has not materially deteriorated since the date hereof. It is expressly agreed that only matters impacting the Vicksburg market, such as the material increase of the per machine tax currently imposed by the City of Vicksburg or a decision by the Mississippi Gaming Commission that gaming shall be permitted on the Big Black River, shall be considered and not matters more generally related to Mississippi gaming markets in general, such as an increase in the gaming tax rate imposed by the State of Mississippi on all gaming facilities in the State of Mississippi.


                                   ARTICLE VII

          CONDITIONS PRECEDENT TO THE CLOSING OBLIGATIONS OF HORSESHOE

     Section 7.1 Conditions to Closing. The obligations of Horseshoe to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, any one or more of which may be waived by Horseshoe in its sole discretion:

     (a) Representations and Warranties on the Closing Date. Each and every representation and warranty of Lady Luck contained in this Agreement shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on the Closing Date.

     (b) Compliance with Agreement. Lady Luck shall have performed in all material respects all agreements and satisfied all conditions required by this Agreement to be performed or satisfied by each or any of them prior to or on the Closing Date.

     (c) Required Consents. All Governmental Approvals for the creation of the Company, ownership thereof as contemplated hereby and consummation of the transactions contemplated hereby shall have been obtained, including without limitation, all necessary approvals, licenses and consents from the Gaming Commission.

     (d) Approval of Total Development Cost Budget. The Total Development Cost Budget shall have been approved by Horseshoe in the manner set forth in Section
4.4 of this Agreement.

     (e) Company Financing. Horseshoe shall have obtained the Senior Debt for the Company's initial funding and financing upon the terms set forth in Section
4.2 of this Agreement.

     (f) Company Plan. Horseshoe and Lady Luck shall have agreed on the Company Plan upon the terms set forth in Section 4.5 herein.

     (g) Annual Budget. Horseshoe and Lady Luck shall have agreed on the Annual Budget on the terms set forth in Section 4.6 herein.

     (h) No Litigation. No suit or action by any party nor any investigation, inquiry, request for information or proceeding by any governmental body, nor any legal or administrative proceeding shall have been instituted or threatened on or before the Closing which challenges the validity or legality of any transaction contemplated hereby, threatens to enjoin any such transaction or seeks damages on account of consummation thereof or would otherwise have a material adverse effect upon the Horseshoe Contributed Assets or the benefits of the transactions contemplated hereby to be realized by the Company or the Members.

     (i) Deliveries of Lady Luck. Lady Luck shall have made all of its closing deliveries as required by this Agreement.

     (j) Release of Lady Luck Liens. The Trustee shall have released its liens on the Lady Luck Contributed Assets in accordance with the Indenture. In connection therewith, Lady Luck shall use commercially reasonable best efforts to ensure that the Trustee shall have released its liens on the Lady Luck Contributed Assets.

     (k) Release of Horseshoe Liens. The holders of liens on the Horseshoe Contributed Assets shall have released such liens. In connection therewith, Horseshoe shall use commercially reasonable best efforts to ensure that the holder of such liens shall have released its liens on the Horseshoe Contributed Assets.

     (l) Market. Horseshoe shall have reasonably determined that the Vicksburg gaming market has not materially deteriorated since the date hereof. It is expressly agreed that only matters impacting the Vicksburg market, such as the material increase of the per machine tax currently imposed by the City of Vicksburg or a decision by the Mississippi Gaming Commission that gaming shall be permitted on the Big Black River, shall be considered and not matters more generally related to Mississippi gaming markets in general, such as an increase in the gaming tax rate imposed by the State of Mississippi on all gaming facilities in the State of Mississippi.



                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a) by mutual consent of Lady Luck and Horseshoe;

     (b) by Horseshoe, on the one hand, or Lady Luck, on the other hand, at any time after April 1, 1998 unless the failure of the Closing Date to occur on or before April 1, 1998 is the result of the breach of any covenant contained herein by the party wishing to exercise its right to terminate under this
Section 8.1(b).

     (c) by Lady Luck, if there has been a material violation or breach by Horseshoe of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Lady Luck impossible and such violation or breach has not been waived by Lady Luck; or

     (d) by Horseshoe, if there has been a material violation or breach by Lady Luck of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Horseshoe impossible and such violation or breach has not been waived by Horseshoe.

     (e) by (i) Horseshoe, if one or more of the conditions of Lady Luck under this Agreement shall have become impossible to satisfy and Lady Luck shall have failed, within ten business days after receiving written notice of such impossibility from Horseshoe, to waive such condition or conditions or (ii) by Lady Luck, if one or more of the conditions of Horseshoe under this Agreement shall have become impossible to satisfy and Horseshoe shall have failed, within ten business days after receiving written notice of such impossibility from Lady Luck, to waive such condition or conditions.

     Section 8.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated by any or all of the parties pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

     (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

     (b) each party hereto will use its best efforts to prevent disclosure to third persons of all information received by any party with respect to the business of any other party or its subsidiaries (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) except (i) as may be required by law; and (ii) as is permitted by this Agreement, and no party shall use such information for any purpose not related to the transactions contemplated by this Agreement; and

     (c) no party hereto shall have any liability or further obligation to the other party to this Agreement pursuant to this Agreement except as stated in this Section 8.2 or as otherwise provided in this Agreement.

                                   ARTICLE IX

                                    INDEMNITY

     Section 9.1 Indemnification. From and after the Closing, each party hereto (each, an "Indemnifying Party") agrees to indemnify and defend and save each other party hereto and each of their respective officers, directors, employees and agents (each, an "Indemnified Party"), forever harmless from and against, and to promptly pay to an Indemnified Party or reimburse an Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including nominal fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses") sustained or incurred by any Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

     (a) any misrepresentation or breach of a representation or warranty made herein by an Indemnifying Party, or non-compliance with or breach by an Indemnifying Party of any of the covenants or agreements contained in

                                      xxvii
this Agreement or the Company Agreement to be performed by such Indemnifying Party (unless waived by the Indemnified Party);

     (b) any Losses relating to, resulting from or arising out of liabilities or claims against the assets, or the ownership, use, operation, occupancy or possession thereof, contributed by the Indemnifying Party to the Company (excluding Permitted Liabilities) and relating to, or arising out of operations, events, circumstances or acts or omissions occurring or existing in periods prior to the Closing Date, including, without limitation, those relating, directly or indirectly, to all laws, ordinances, requirements and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, all as amended and modified.

     Section 9.2 Indemnification Procedure for Third Party Claims. In the event that subsequent to the Closing any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement or an Affiliate of such a party (including, but not limited to any domestic or foreign court, government, or Governmental Authority or instrumentality, federal, state or local) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within sixty (60) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within thirty (30) days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval.

     (a) In the event that the Indemnifying Party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the

                                     xxviii
subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

     (b) In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party shall cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party (and the cost of such defense shall constitute a Loss for which the Indemnified Party is entitled to indemnification hereunder). If a firm decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 9.2(b), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within 30 calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such 30 day period.

     (c) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

     Section 9.3 Direct Claims. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this
Article IX. Any claim under this Article IX by an Indemnified Party for indemnification other than indemnification against a Third Party Claim, (a
"Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of 30 calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Article IX or otherwise.

     Section 9.4 Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Sections 9.2 or
9.3 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     Section 9.5 Reduction of Loss. To the extent any Loss of an Indemnified Party is reduced by receipt of payment (i) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (ii) from third parties not affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) (such net payment being referred to herein as a "Reimbursement") shall be credited against such Loss; provided, however, (x) the pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Loss, and (y) the Indemnified Party shall have no obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such loss. If any Reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of a Loss, such Reimbursement shall be promptly paid over to the Indemnifying Party.

     Section 9.6 Subrogation. The Indemnifying Party shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Loss satisfied by the Indemnifying Party. The Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records.

     Section 9.7 Limitation on Indemnities.

     (a) Threshold for Lady Luck.  Lady Luck shall not have any liability  under
Section 9.1 unless and until the aggregate amount of the Losses accrued for which they are responsible under Article IX is greater than or equal to $250,000. Once such Losses accrued equal or exceed $250,000 in the aggregate, all such accrued Losses shall be subject to indemnification by Lady Luck.

     (b) Threshold for Horseshoe.  Horseshoe  shall not have any liability under
Section 9.1 unless and until the aggregate amount of Losses accrued for which they are responsible under Article IX is greater than or equal to $250,000. Once such Losses accrued equal or exceed $250,000 in the aggregate, all such accrued Losses shall be subject to indemnification by Horseshoe.

     Section 9.8 Limitation on Claims.

     (a) Lady Luck. Lady Luck's aggregate liability for the aggregate Losses of the Company or Horseshoe's Losses subject to indemnification under this Article IX shall be limited to $5,000,000; provided, however, there shall be no such limitation to the extent the Company or Horseshoe's Losses arise out of fraud or Lady Luck Contributed Assets being subject to or burdened by liabilities or encumbrances other than the Permitted Liabilities and Permitted Liens at the time of their contribution.

     (b) Horseshoe. Horseshoe's aggregate liability for the aggregate Losses of the Company or Lady Luck's Losses subject to indemnification under this Article IX shall be limited to $5,000,000; provided, however, there shall be no such limitation to the extent the Company or Lady Luck's Losses arise out of fraud or the Horseshoe Contributed Assets being subject to or burdened by liabilities or encumbrances other than the Permitted Liabilities and Permitted Liens at the time of their contribution.



                                    ARTICLE X

                                   DEFINITIONS

     Capitalized terms not otherwise defined herein shall be defined as set forth in the Company Agreement.

     Act  means  the   Mississippi   Gaming  Control  Act  and  the  regulations
promulgated pursuant thereto.

     Affiliate means (1) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person; and (2) any Person who is an officer, director, employee, partner, member, manager, agent or trustee of, or who serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, employee, partner, member, manager, agent or trustee, or with respect to which the specified Person serves in a similar capacity.

     Approval means any license, finding of suitability, qualification, approval or permit by or from any Gaming Authority or Governmental Authority.

     Barges means the barges currently owned by Lady Luck and situated on the Real Property and as described on Exhibit 1.1(a).

     Gaming Authorities means all agencies, authorities and instrumentalities of any state, nation, or other governmental entity, or any subdivision thereof, regulating gaming or related activities in the United States, including, without limitation, the Gaming Commission.

     Gaming Commission means the Mississippi Gaming Commission.

     General Laws means any statute, ordinance, promulgation, law, treaty, rule, regulation, code, judicial or administrative precedent or order of any court or other body of the United States and any state law or subdivision thereof, any foreign countries or subdivisions thereof, and shall include all Laws.

     Governmental    Authority    means   all    agencies,    authorities    and
instrumentalities of any state, nation, or other governmental entity, or any subdivision thereof, including, without limitation, the Gaming Commission.

     Horseshoe Liens mean the liens held by Chemical Trust Company of California under a first preferred mortgage in the amount of $82,000,000, dated September 29, 1995, and United States Trust Company of New York under a second preferred ship mortgage in the amount of $82,000,000, dated October 3, 1995.

     Indenture means the indenture dated as of February 17, 1994 (as amended, supplemented or modified from time to time) by and among Lady Luck Gaming Finance Corporation, the Guarantors party thereto and First Trust National Association, as Trustee.

     Trustee means First Trust National Association as trustee under the Indenture.


                                      xxxii

     Law means any statute, ordinance, promulgation, law, treaty, rule, regulation, code, judicial or administrative precedent or order of any court or any other Governmental Authority, as well as the orders or requirements of any local board of fire underwriters or any other body which may exercise similar functions.

     Permits means all rights, licenses, permits, various exemptions, orders and approvals.

     Person means any individual, partnership, corporation, association or other entity, including, but not limited to, any government or agency or subdivision thereof, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

     Property Approvals means all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Authority in respect of the Real Property and Barges, including, without limitation, those with respect to the use, utilities, fire and life safety and zoning heretofore or hereafter held by or granted to Lady Luck with respect to the Real Property and Barges.

     Property Licenses means all necessary consents, authorizations, variances or waivers, licenses, permits and approvals from any Person in respect of the Real Property and Barges, including, without limitation, those with respect to the use, utilities, fire, health, life safety, and zoning heretofore or hereafter held by or granted to Lady Luck with respect to the Real Property and Barges.

     Real Property  means the real  property  owned by Lady Luck as described on
Exhibit 1.1(a).

     Vessel means the 298' x 78' riverboat, commonly known as Queen of the Red, as further described on Exhibit 1.1(b).

     Vessel Approvals means all consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Authority in respect of the Vessel, including, without limitation, those with respect to the foundation, use, utilities, fire and life safety heretofore or hereafter held by or granted to Horseshoe with respect to the Vessel.

     Vessel Contracts means all material contracts and other agreements relating to the ownership, use, operation or maintenance of the Vessel. For purposes of this definition, a contract is material if (i) the contract represents payments in excess of Twenty-Five Thousand Dollars ($25,000) in aggregate payments over the life of such contract, or (ii) the contract has a duration of longer than one (1) year.


                                     xxxiii

     Vessel Licenses means all necessary consents, authorizations, variances or waivers, licenses, permits and approvals from any Person in respect of the Horseshoe Contributed Assets, including, without limitation, those with respect to the use, utilities, fire, health, life safety, heretofore or hereafter held by or granted to the Company with respect to the Horseshoe Contributed Assets, and including the alcoholic beverage licenses.



                                   ARTICLE XI

                                  MISCELLANEOUS

     As used in this Agreement, the following terms shall have the respective meanings indicated.

     Section 11.1 Notices. All notices, demands, consents, requests, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon receipt or, if refused, upon date of refusal), if mailed by United States registered or certified mail, with postage prepaid, return receipt requested (effective three (3) days after deposit with the U.S. Postal Service), or if sent by a nationally recognized private courier postage prepaid, return receipt requested (effective one (1) day after deposit with such courier), or if sent by telecopier (effective upon receipt), to the parties at the following addressed (or at such other addresses within the United States of America shall be given in writing by any party to the others in accordance with this Section 11.1):

If to Lady Luck:                    Lady Luck Gaming Corporation
                                    206 North Third Street
                                    Las Vegas, Nevada  89101
                                    Attention:  Rory Reid, Esq.

with a copy to:                     McDermott, Will & Emery
                                    50 Rockefeller Plaza
                                    New York, New York  10020
                                    Attention:  Brian Hoffmann, Esq.

If to Horseshoe:                    Horseshoe Gaming LLC
                                    4024 Industrial Road
                                    Las Vegas, Nevada 89103
                                    Attention:  Paul R. Alanis

with a copy to:                     Horseshoe Gaming LLC
                                    150 South Los Robles, Suite 880
                                    Pasadena, California  91101
                                    Attention: Loren Ostrow, Esq.

                                      xxxiv

     Section 11.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI.

     Section 11.3 Entire Agreement and Amendments. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, waiver, modification or alteration of the terms hereof shall be effective or binding unless the same is in writing and signed by all of the parties hereto.

     Section 11.4 Terms. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa and shall refer solely to the parties signatory thereto except where otherwise specifically provided. Titles of Articles and Sections are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

     Section 11.5 Unenforceability. If any provision herein shall be held invalid or unenforceable, such provision shall not affect the validity or enforceability of any other provisions hereof, all of which other provisions shall, in such case, remain in full force and effect.

     Section 11.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit or the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto, whether by operation of law or otherwise, and any attempted or purported assignment shall be null and void, whether by law or otherwise.

     Section 11.7 Payment of Fees. In the event of litigation of any dispute or controversy arising from, in, under or concerning this Agreement and any amendments hereof, including, without limiting the generality of the foregoing, any claimed breach hereof, the prevailing party(ies) in such action shall be entitled to recover from the other party(ies) in such action, such sum as the court shall fix as reasonable attorneys' fees and expenses incurred by such prevailing party(ies).

     Section 11.8 No Third Party Rights. Nothing contained in this Agreement is intended to and nothing contained herein shall be interpreted to confer on any party the rights of a third party beneficiary and this Agreement shall be for the sole benefit of the parties hereto.

     Section 11.9 No Waiver of Default. No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by any other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any of the other parties or to declare any of the other parties in default, irrespective of how long such failure continues, shall not constitute a waiver by any such party of its rights hereunder.

     Section 11.10 Tradenames and Trademarks. Nothing contained herein shall grant, license or otherwise convey to the parties hereto any interest or right of use of the tradenames and trademarks of or used by Lady Luck or Horseshoe or their respective affiliates. All such rights shall be only as set forth in a duly executed license agreement.

     Section 11.11 Counterparts. This Agreement may be executed in any number or counterparts, all of which, when taken together, shall constitute one and the same instrument.

     Section 11.12 Future Deliveries. Each party will, from time to time, execute and deliver such further instruments and do such further acts and things as may be reasonably requested by any other party to carry out the intent and purposes of this Agreement, provided that the same are fully consistent with the terms and provisions hereof.

     Section 11.13 Computation of Time. In the computation of any period of time provided for in this Agreement, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included unless it is a Saturday, Sunday, or national United States holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or national United States holiday. As used in this Agreement "business day" for any party shall be a day which is not a Saturday, Sunday or national United States holiday.

     Section 11.14 Consent to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED PURSUANT HERETO SHALL BE DECIDED BY ARBITRATION TO BE CONDUCTED IN JACKSON, MISSISSIPPI, IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT, UNLESS THE MEMBERS INVOLVED IN THE DISPUTE MUTUALLY AGREE OTHERWISE. THE DISPUTING MEMBERS EACH SHALL SELECT THEIR OWN ARBITRATOR, BOTH OF WHOM SHALL SELECT A THIRD ARBITRATOR WITHIN FIFTEEN (15) DAYS OF THEIR OWN APPOINTMENT. THIS AGREEMENT TO ARBITRATE, TOGETHER WITH EVERY OTHER PROVISION OF THIS AGREEMENT, SHALL BE SPECIFICALLY ENFORCEABLE UNDER THE PREVAILING ARBITRATION LAW. THE AWARD RENDERED BY THE ARBITRATORS SHALL BE FINAL AND JUDGMENT MAY BE ENTERED UPON IT IN ACCORDANCE WITH APPLICABLE LAW IN ANY

                                      xxxvi

COURT HAVING JURISDICTION THEREOF. NOTICE OF THE DEMAND FOR ARBITRATION SHALL BE FILED IN WRITING WITH THE OTHER PARTIES TO THIS AGREEMENT AND WITH THE AMERICAN ARBITRATION ASSOCIATION. THE DEMAND FOR ARBITRATION SHALL BE MADE WITHIN A REASONABLE TIME AFTER THE CLAIM, DISPUTE OR OTHER MATTER IN QUESTION HAS ARISEN, AND IN NO EVENT SHALL IT BE MADE AFTER THE DATE WHEN INSTITUTION OF LEGAL OR EQUITABLE PROCEEDINGS BASED ON SUCH CLAIM, DISPUTE OR OTHER MATTER IN QUESTION WOULD BE BARRED BY THE APPLICABLE STATUTE OF LIMITATIONS.

     Section 11.15 Investigation; Survival of Representations, Warranties and Agreements. The respective representations, warranties and agreements of Horseshoe and Lady Luck contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation, warranty and agreement shall expire, and be terminated and extinguished, on the first anniversary of the Closing Date and thereafter, neither Horseshoe, nor Lady Luck nor any officer, director or principal thereof shall be under any liability whatsoever with respect to any such representation, warranty or agreement; provided, however, that this Section 11.15 shall have no effect upon the obligations of any of the parties under the Company Agreement.

     Section 11.16 Closing Costs. Each party shall be responsible to pay its own expenses incurred in connection with this Agreement and the Company Agreement.



                                     xxxvii

     IN WITNESS WHEREOF, the parties hereto have executed this .Agreement as of the date first above written.

                                            LADY LUCK VICKSBURG, INC.,
                                            a Mississippi corporation


                                            By: /s/ Andrew Tompkins
                                            Its: President

                                            HORSESHOE GAMING, L.L.C.,
                                            a Delaware limited liability company


                                            By: Horseshoe Gaming, Inc.,
                                                a Nevada corporation
                                                Manager

                                                By:   /s/ Jack Binnion
                                                Its:  Chief Executive Officer


                                     xxxviii

                                   EXHIBIT 1.1

                     LIMITED LIABILITY COMPANY AGREEMENT OF
                       HORSESHOE VICKSBURG CASINO, L.L.C.


This Limited Liability Company Agreement of Horseshoe Vicksburg Casino, L.L.C. (the "Company") is made as of July __, 1997 by and between Horseshoe Gaming, L.L.C., a Delaware limited liability company ("Horseshoe"), and Lady Luck Vicksburg, Inc., a Mississippi Corporation ("Lady Luck:).


                                  WITNESSETH:


     WHEREAS, the Members desire to constitute the Company as a Mississippi Limited Liability Company and to enter into this Limited Liability Company Agreement to govern the Company;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

     SECTION 1: DEFINITIONS

The capitalized terms used in this Agreement shall have the meanings ascribed to them in this Section 1. Certain additional defined terms are set forth elsewhere in this Agreement.

Accountants. Arthur Andersen & Co., or such other "big six" firm or firms of independent certified public accountants as may be engaged by the Manager from time to time to perform accounting and tax services on behalf of and at the cost of the Company.

Act. The Mississippi Limited Liability Company Act, Miss. Code Ann. 79-29-101, et seq., as amended from time to time. Reference to any section of the Act shall be deemed to refer to a similar provision in any amendment or successor to the Act.

Additional Capital Contribution. Any Capital Contribution made by a Person who already is a Member at the time of such Capital Contribution.

Affiliate (1) Any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person; and (2) any Person who is an officer, director, employee, partner, member, manager, agent or trustee of, or who serves in a similar



                                      xxxix
capacity with respect to, the specified Person or of which the specified Person is an officer, director, employee, partner, member, manager, agent or trustee, or with respect to which the specified Person serves in a similar capacity.

Agreement. This Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

Annual Budget. The budget for the operation and capital expenditures of the Business, prepared on an annual basis by the Manager, which shall set forth the anticipated receipts and expenditures (capital, operating and other) of the Company, for the succeeding calendar year as approved by the Members, or otherwise adopted, pursuant to Section 7.3 hereof.

Assignee. Any Person who is an assignee of one (1) or more of a Member's Units, and who does not become a Member pursuant to Section 11.5 hereof.

Authority. All agencies, authorities and instrumentalities of any state, nation, or other governmental entity, or any subdivision thereof, including, without limitation, the Mississippi Gaming Commission.

Bankruptcy or Bankrupt. With respect to any Member, such Member making an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding with respect to such Member or any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to such Member, or a receiver, liquidator, custodian, or trustee being appointed for such Member or a substantial part of such Member's assets and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within 120 days of its filing; or the entry of an order for relief against such Member under Title 11 of the United States Code. A Member shall be deemed Bankrupt if the Bankruptcy of such Member shall have occurred and be continuing.

Barges. Those certain barges contributed to the Company by Lady Luck pursuant to the Contribution Agreement.

Business. The acquisition, development, operation, management, financing and maintenance by the Company of the Casino Facility at the Property in Vicksburg, Mississippi, and activities ancillary thereto.

Capital Account. An individual account maintained for each Unit Holder in accordance with the following provisions:

     (a) to each Unit Holder's Capital Account there shall be credited (1) the amount of the Unit Holder's Capital Contribution , (2) the Unit Holder's distributive share of Profits, and (3) the amount of any Company liabilities assumed by such Unit Holder or secured by any Company property distributed to such Unit Holder;

     (b) to each Unit Holder's Capital Account there shall be debited (1) the amount of money distributed to the Unit Holder, (2) the Gross Asset Value of any Company property distributed to the Unit Holder; (3) the Unit Holder's distributive share of Losses, and (4) the amount of any liabilities of such Unit Holder assumed by the Company or secured by any property contributed by such Unit Holder to the Company; and

     (c) if any interest in the Company is assigned in accordance with this Agreement, the Assignee shall succeed to the Capital Account of the assignor to the extent it relates to the assigned interest.

Capital Contribution. With respect to any Unit Holder, any money and the Gross Asset Value of any property (other than money) contributed to the Company pursuant to Section 5 hereof with respect to the Units held by such Unit Holder.

Casino Facility. A dockside casino gaming facility, together with any and all amenities and improvements to be developed and operated in conjunction with such facility, including, without limitation, a landbased pavilion building containing restaurants and retail and entertainment areas, a hotel and necessary and appropriate parking facilities, all to be constructed on or adjacent to the Property in accordance with applicable permits and other governmental rules and regulations and in substantial compliance with the design attached as Exhibit E. The Casino Facility's components may be revised as dictated by market conditions with any required approvals of any Authorities.

Certificate. The Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Mississippi pursuant to the Act.

Code. The Internal Revenue Code of 1986, as amended.

Completion Date. The date on which construction of the Casino Facility is completed in accordance with the plans and specifications attached as Exhibit E which shall be as promptly as possible following the date hereof.

Company. Horseshoe Vicksburg Casino, L.L.C., the limited liability company formed under and pursuant to the Act and this Agreement.



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

Contribution Agreement. The Contribution and Sale Agreement, dated as of July __, 1997, by and between Lady Luck and Horseshoe.

CPI. The official Consumer Price Index (All Urban Consumers, using 1982 - 1984 = 100 as the base year) for the South urban, Size C area published by the Bureau of Labor Statistics of the United States Department of Labor. If the CPI is changed so that the base year differs from that used as of the 1982 - 1984 CPI, the CPI shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI is discontinued or revised during the term of this Agreement, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same results as would be obtained if the CPI had not been discontinued or revised.

Equipment Financing. Any Project Financing which is secured by a first lien on the Company's gaming equipment, kitchen equipment or other similar items of personal property.

Excess Cash. For an accounting period, the net income, plus the Net Cash Proceeds, plus the net revenues generated by the financing or refinancing of all or any portion of any Company assets, plus depreciation and amortization, plus all amounts released from Reserves, less any earnings or plus any losses attributable to the sale of assets of the Company resulting in Net Cash Proceeds, less budgeted capital expenditures not paid out of Reserves, less the amount of any repayment of principal of, or premium on, indebtedness required by the terms of such indebtedness, plus the amount of any payment of interest on Horseshoe Loans, less any amounts accrued for Reserves, less any earnings or plus any loss attributable to any Person acquired by the Company during such accounting period accounted for as a pooling of interest and incurred after the beginning of such accounting period and prior to such acquisition (all as determined in accordance with GAAP).

Fiscal Quarter. Following the first (1) Fiscal Year, those four, three-month periods ending on March 31, June 30, September 30 and December 31, respectively, of each calendar year.

Fiscal Year. The partial year beginning on the date hereof and ending on the ensuing December 31 and each calendar year thereafter.

GAAP. Generally accepted accounting principles as in effect at the time of application to the provisions hereof, except as otherwise provided in this Agreement.




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
Gross Asset Value. With respect to any asset of the Company, the asset's adjusted tax basis for federal income tax purposes except:

     (a) The Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the unanimous agreement of the Members, provided that the initial Gross Asset Value of these assets contributed by the Initial Members shall be as set forth in Sections 5.2(a) and 5.2(b) hereof; in the event the Members are unable to reach unanimous agreement as to the gross fair market value of any asset, such gross fair market value shall be determined by the Manager based solely on the written determination of a "big six" accounting firm or a nationally recognized investment bank or appraiser, mutually selected by the Members.

     (b) If the Manager determines in its sole reasonable discretion, to adjust Gross Asset Values upon an adjustment in the number of Units held by Unit Holders, the Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values, as determined in accordance with Paragraph
(a), above, as of the time of such adjustment in the number of Units held by the Unit Holders;

     (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined in accordance with Paragraph (a), above; and

     (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to federal income tax law, but only to the extent that such basis adjustments are taken into account in determining Capital Accounts.

Horseshoe. Horseshoe Gaming, L.L.C., a Delaware Limited Liability Company.

Horseshoe Loans. Any Loans made to the Company by Horseshoe in accordance with the provisions of Section 5.4 hereof.

Initial Members. Horseshoe and Lady Luck.

Initial Project Financing. The Loan or Loans made by a bona fide third party Lender or Lenders (provided that such Lender may also be a Member), which are authorized by the Total



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
Development Cost Budget and which are necessary to complete development of the Casino Facility by the Completion Date.

Lady Luck. Lady Luck Vicksburg, Inc., a Mississippi Corporation.

Lender. Any lender under any Loan together with its successors and assigns in such capacity.

Licenses. All licenses and permits required to operate the Business including, but not limited to, gaming licenses or liquor licenses.

Loan or Loans. Any or all commercial or private party loans from entities that may or may not be Members, or Affiliates or subsidiaries of a Member, including from the Manager and its Affiliates and subsidiaries, the proceeds of which loans will be used to finance the development or operation of, or improvements to, the Property and the Business.

Losses. The meaning set forth in "Profits and/or Losses".

Majority in Membership Interest. Those Membership Interests which represent more than fifty percent (50%) of the Units owned by Members.

Manager(s). Horseshoe, unless and until a successor Manager is appointed in accordance with Section 6.1 hereof. Manager shall also include any person designated by the Members in Section 6.1 hereof as the successor manager of the Company within the meaning of the Act.

Member. Any Person named as a Member of the Company on Exhibit A hereto and any Person admitted as an additional Member or a substitute Member pursuant to the provisions of this Agreement, and "Members" means two (2) or more of such Persons when acting in their capacities as Members of the Company. For purposes of the Act, the Members shall constitute one (1) class or group of Members and shall include the Manager if the Manager is also a Member.

Membership Interest. A Member's rights in the Company, collectively, including the Member's Units, any right to vote or participate in management, and any right to information concerning the business and affairs of the Company.

Net Cash Proceeds. The aggregate amount of cash, marketable securities, commercial paper or other cash equivalents received by the Company in respect of the sale of assets of the Company, less the sum of all fees, commissions and other expenses incurred in connection therewith and less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and




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
other applicable taxes required to be paid by the Company in connection therewith.

Net Sales Gain or Loss. For each taxable year or shorter period, the sum of all items of book gain or book loss recognized by the Company from the sale of substantially all of the Business occurring in such taxable period and determined in accordance with the provisions of this Agreement. Net Sales Gain or Loss shall also take into account any income from the discharge of indebtedness of the Company.

Percentage Interest. For each Unit Holder, the percentage interest represented by the proportion that such Unit Holder's Units bears to the total number of Units then outstanding and to each Member the percentage interest represented for the proportion that such Member's Units bears to the total number of Units owned by Members then outstanding.

Person. Any individual, general partnership, limited partnership, limited liability company, trust, estate, association, corporation or other entity.

Profits. The meaning set forth in "Profits and/or Losses".

Profits and/or Losses. For each Fiscal Year or other period an amount equal to the Company's income or loss, or any items of income, gain, loss or deduction, excluding Net Sales Gain or Loss, all as determined in accordance with the method of accounting used for federal income tax purposes by the Company. The determination of Profits and Losses shall also include any adjustments of items the Manager considers, with the advice of the Accountants, necessary or appropriate to assure compliance with the rules set forth in Treasury Regulations Section 1.704-1(b). Thus, in general, Profits shall mean gross operating revenue less operating expenses (including all salaries and compensation of employees and consultants), interest, depreciation and amortization, but this provision shall be subject to the accounting method of the Company for federal income tax purposes.

Project Financing. Any Loan or Loans made by a bona fide third party Lender or Lenders directly to the Company. To the extent any such Loan is made and secured solely with respect to gaming equipment of the Company, then such Loan shall be referred to as Equipment Financing.

Property. The real property described in Exhibit B, attached hereto and incorporated herein by reference. The Property is currently owned by Lady Luck in fee simple.




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Reserves. The amount of cash that the Manager, with the concurrence of Lady Luck pursuant to Section 7.1 hereof,  from time to time  determines  to be reasonably
necessary  or  advisable  as  reserves  for:  (a)  payment  of  Company   Loans,
indebtedness, and other Company obligations, including any amounts required under any Loan agreement to be retained by the Company; (b) management and operation of the Company; (c) payment of anticipated expenses of the Company including, but not limited to, Operating Expenses; (d) expansion or renovation of the improvements on any Company Property; (e) acquisition of new properties or expansion of the Business; and (f) other contingencies related to the Business.

Revenues. Net revenues of the Company (as determined in accordance with GAAP).

Rule. Any statute, law, treaty, rule, code, ordinance, regulation, license, permit, certificate, or order of any Authority, or any judgment, decree, injunction, writ, order, or like action of any court or other judicial or quasi-judicial tribunal.

Tax Year. The Company's fiscal year for United States federal income tax purposes and shall be the Fiscal Year.

Total Development Cost. All costs of the acquisition of the development and construction of the Casino Facility, or the pre-opening costs and initial working capital needs of the Company and the Casino Facility as set forth in Exhibit C.

Transfer. When used as a noun, any sale, hypothecation, pledge, assignment, attachment, disposal, loan, gift, levy or other transfer, and, when used as a verb, to sell, hypothecate, pledge, assign, dispose, loan, gift, levy or otherwise transfer.

Unit. An interest in the Company representing such fractional part of the interests in the Company of all Unit Holders pursuant to this Agreement as is equal to the quotient of one (1) divided by the total number of Units.
Possession of one (1) or more Units conveys the right to share in the income, gains, losses, deductions, credit or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in management, or any right to information concerning the business and affairs of the Company, unless the holder thereof becomes a Member.

Unit Holder. Any Person who holds one (1) or more Units, whether as a Member or as an assignee of one (1) or more Units of a Member.




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
Vessel. The 298' x 78' "Queen of the Red" riverboat (Vessel #1000320) contributed to the Company by Horseshoe, together with all gaming equipment and personal property contributed to the Company by Horseshoe and, in each case, listed on Exhibit D attached hereto.

Withdrawing or Withdrawal (including the verb form Withdraw and the adjectival forms Withdrawing and Withdrawn). The occurrence of the Bankruptcy, dissolution or liquidation of a Member, or the withdrawal, resignation or retirement from the Company of such Member for any reason, and those situations when a Member may no longer continue as a Member by reason of any law or pursuant to any terms of this Agreement.

     SECTION 2: FORMATION

     2.1 General.

     The Members hereby form the Company as a limited liability company under and pursuant to the provisions of the Act and agree that the rights, duties and liabilities of the Members and the Manager shall be as provided in the Act, except as otherwise provided herein. Upon the effectiveness of this Agreement, the Manager shall execute the Certificate and any and all certificates or other instruments required to be filed by the Company under the Act or any other statute, and the Manager shall cause the Certificate to be filed in the office of the Mississippi Secretary of State.

     2.2 Names and Addresses of Members.

     The name and mailing address of each Member and Unit Holder shall be listed on Exhibit A, attached hereto. The Manager shall be required to update Exhibit A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Exhibit A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Exhibit A shall be deemed to be a reference to Exhibit A as amended and in effect from time to time.

     2.3 Name.

     The name of the Company is Horseshoe Vicksburg Casinos, L.L.C. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Manager.

     2.4 Term.

     The term of the Company shall commence on the date the Certificate is filed in the office of the Secretary of State of the State of Mississippi and shall continue until December 31, 2047 (or such later date as the Members shall agree upon), unless dissolved before such date in accordance with the provisions



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of this Agreement.

     2.5 Registered Agent and Office.

Prior to the opening of the Casino Facility, the Company's registered agent and office in Mississippi shall be Scott Andress, Esq., of Eaton & Cottrell, 200 North Congress Street, Suite 310, Jackson, MS 39202. Upon the opening of the Casino Facility, the registered agent and office in Mississippi shall be the General Manager of the Casino Facility at the address of the Casino Facility. At any time, the Manager may designate another registered agent and/or registered office.

     2.6 Principal Place of Business.

Prior to opening of the Casino Facility, the principal place of business of the Company shall be at 4024 Industrial Road, Las Vegas, Nevada 89103. Thereafter, the principal place of business shall be at the address of the Casino Facility. Upon ten (10) days' notice to the Members, the Manager may change the location of the Company's principal place of business, provided that such change has no material adverse effect upon any Member.

     2.7 Qualification in Other Jurisdictions.

The Manager shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. The Manager, as an authorized person, within the meaning of the Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. In addition, the Manager shall cause the Company to seek any and all licenses or other authorizations that any Authority may require of the Company for the Company to conduct the Business.

     SECTION 3: PURPOSE AND POWERS OF THE COMPANY

     3.1 Purpose.

The Company's purpose is to acquire, develop, own, operate, manage and finance the Business, to take all and any other actions necessary, appropriate, advisable, customary, convenient, incidental or convenient to the furtherance of the foregoing. The Company's purpose shall include without limitation, entering into such agreements and making such submissions to and presentations before Authorities and other entities, and exercising all powers and doing any act reasonable or as are necessary for, and to carry out, the above purpose.




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     3.2 Powers of the Company.

The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, customary, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

     (a) to conduct and operate the Business and to have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

     (b) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

     (c) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Manager, any Member, any Affiliate thereof (but only to the extent permitted pursuant to Section 7.1 hereof), or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

     (d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

     (e) to lend money for its proper purpose, to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

     (f)  to  sue  and  be  sued,   complain  and  defend,  and  participate  in
administrative or other proceedings, in its name;

     (g) to elect and designate  the Manager of the Company in  accordance  with
Section 6.1 hereof and to appoint employees and agents of the Company, and to define their duties and fix their compensation;



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     (h) to indemnify any Person in accordance with the Act;

     (i) to cease its activities and cancel its Certificate;

     (j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

     (k) to enter into any Loans and otherwise to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

     (l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

     (m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

     SECTION 4: BUSINESS

     4.1 Licenses.

The Manager shall cause the Company to perform all acts necessary for the Company to acquire those Licenses that the Authorities require the Company to hold and to conduct the Business. The Members agree to submit in a timely fashion all information and perform in a timely fashion any and all acts required to be submitted or performed in connection with the obtainment of the Licenses or otherwise required of the Company or the Members by the Authorities. Each natural person holding a beneficial interest in a Member shall file with the State of Mississippi any license applications required by the State in order for the Company to be granted a license. Each such natural person shall cooperate in any investigation necessary for determining that such person is suitable as a gaming licensee under the gaming license criteria of the State of Mississippi. In connection therewith, each Member represents and warrants to the other Member that no facts or information exist concerning any such person that would cause a reasonable person to conclude that the person would not be found suitable as a gaming licensee under the gaming license criteria of the State of Mississippi. Any natural person who is a participant in a Member later found unsuitable as a gaming licensee shall immediately relinquish the participation to the remaining Member or Members who are suitable.






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     4.2 Loans.

Subject to the provisions of Section 7.1 hereof, the Manager, on behalf of the Company, may seek Loans and it shall, and is hereby authorized to, obtain or guarantee Loans on behalf of the Company, including Loans made or arranged by a Member to or for the benefit of the Company, on such terms and conditions and at such times as the Manager deems advisable and are approved by the Members pursuant to Section 7.1 hereof, including the pledge or mortgage of Company assets. No further action or authorization shall be necessary for the Manager to execute, deliver and, where appropriate, acknowledge or cause to be acknowledged all documents necessary to obtain or guarantee any Loans on behalf of the Company. All costs associated with obtaining, or guaranteeing, a Loan, including but not limited to, legal fees, financing fees, loan fees, escrow costs and commissions, shall constitute a Company Expense. Each Member agrees that its Membership Interest may not be encumbered as collateral for any Loan.

     4.3 Suitability of New Member.

No person shall be admitted as a new Member of the Company without the unanimous consent of the Members and until such Person, and any Affiliates of such Person as may be required in the discretion of the Manager, has executed an affidavit setting forth that such Person (and, if such Person is not an individual, its Affiliates) are licensable under the rules and regulations adopted by the Mississippi Gaming Commission and that any such Person has no criminal history which could impact the ability of the Company to obtain or retain the Licenses.


SECTION 5: FINANCING, CAPITAL CONTRIBUTIONS, UNITS, CAPITAL ACCOUNTS

     5.1 Business Financing.

It is anticipated that the Total Development Cost of the Casino Facility will be funded from Capital Contributions and Initial Project Financing.

     5.2 Capital Contributions.

     (a) Horseshoe. Horseshoe has contributed to the Company the Vessel free and clear of any liens and encumbrances and any other restrictions not approved by Lady Luck for which Horseshoe has received a Capital Contribution credit of Twenty-Eight Million Dollars ($28,000,000). For its Capital Contribution, Horseshoe has received a seventy-five percent (75%) Percentage Interest and the Units ascribed to it on Exhibit A, subject to the adjustments which may be made from time to time pursuant to this Agreement.

     (b) Lady Luck. Lady Luck has contributed to the Company the Property and the Barges free and clear of any liens and encumbrances and any other




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restrictions  not  approved  by  Horseshoe,  for which Lady Luck has  received a
Capital Contribution credit of Fourteen Million Dollars ($14,000,000). For its Capital Contribution, Lady Luck has received a twenty- five percent (25%) Percentage Interest and the Units ascribed to it on Exhibit A, subject to the adjustments which may be made from time to time pursuant to this Agreement.

     5.3 Additional Capital Contributions.

No Member shall be required to make any Additional Capital Contributions without a unanimous vote of the Members. Any approved Additional Capital Contributions shall be made pro rata based upon the Members' respective Percentage Interests.

     5.4 Horseshoe Loans.

Horseshoe agrees that, in connection with the Initial Project Financing only and in accordance with the provisions of Section 4.2 of the Contribution Agreement, it shall provide the Lender with a completion guarantee. Any such funds provided by Horseshoe shall not increase the Membership Interest of Horseshoe. Such funds advanced by Horseshoe shall be Horseshoe Loans. The Horseshoe Loans shall bear interest at the weighted average cost of funds that Horseshoe incurs for such funds as of the date the Horseshoe Loan is made and as determined by the Accountants, and such cost of funds shall include the true interest costs of such funds, including any original issue discount and loan brokerage fees. If permitted by the terms of the Project Financing, such Horseshoe Loans shall be secured by security agreements and mortgages in favor of Horseshoe in all of the assets in the Company, including the Property and the Casino Facility.

     5.5 Units are Personal Property.

Each Unit Holder hereby agrees that its Units shall for all purposes be personal property. A Unit Holder has no interest in specific Company assets or property.

     5.6 Status of Capital Contributions.

          (a) Except as otherwise provided in this Agreement, a Unit Holder shall not have the right to demand the return of any Capital Contribution or to withdraw any other portion of Company capital, but a Unit Holder may obtain repayment of any Loans or advances such Unit Holder has made to or on behalf of the Company.

          (b) No Unit Holder shall receive any distribution, interest, salary or drawing with respect to its Capital Contributions or its Capital Account or otherwise in its capacity as a Unit Holder,except as otherwise specifically



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     provided in this Agreement.

     5.7 No Third Party Rights.

The obligations or rights of the Company or of a Unit Holder to make any Capital Contribution under this Agreement shall not grant any rights to, or confer any benefits upon, any Person who is not a Unit Holder. The making of non-recourse loans to the Company shall not make the lender a Unit Holder.

     SECTION 6: MANAGEMENT

     6.1 Designation of Manager.

The management of the Company's business shall be vested, to the extent provided in Section 6.3 hereof, in a Manager designated by the Members. The Manager may be but need not be a Member. The Members hereby designate Horseshoe to be the Manager, and Horseshoe hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement. In the event that Horseshoe ceases to be the Manager of the Company as provided in this Agreement, a successor Manager shall be elected by the unanimous vote of the Members. Such successor Manager shall execute an instrument reasonably satisfactory to the Members accepting and agreeing to the terms and conditions of this Agreement.

     6.2 Removal or Substitution of the Manager

          (a) The Members may remove or substitute the Manager at any time with or without cause upon the unanimous written consent of all Members.

          (b) The Manager may be removed by any Member upon the occurrence of any of the following events: (i) the Manager is in material default of any of its obligations set forth in this Agreement and such default continues for a period of thirty (30) days after receipt by the Manager of notice thereof from the Member(s) specifying such default, or for whatever reason, including dissolution, the Manager fails to actively participate in the affairs of the Company; (ii) Bankruptcy of the Manager; or (iii) the Manager takes or fails to take any actions which constitute fraud, bad faith, gross negligence or willful misconduct in connection with its services as Manager of the Company.

     6.3 Authority and Duties of the Manager.

Subject to Section 7 hereof, the Manager shall have exclusive control over the Business of the Company and shall have all of the rights, powers and authority generally conferred by law or necessary, advisable or consistent with accomplishing the Company's purpose . Without limiting the generality of the



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foregoing, the Manager shall have the following rights and duties:

     (a) To develop, submit and present a development plan, budget and time schedule to the Members, including the conceptual plan of the elements comprising the Casino Facility as well as the business plan and expected economic performance of the Casino Facility;

     (b) To prepare the Company's application for a gaming license to the Mississippi Gaming Commission;

     (c) To negotiate, execute, deliver and, where appropriate,  acknowledge, on
the  Company's  behalf,   any  and  all  documents  related  to  the  financing,
development, use, operation or maintenance of the Company's Business;

     (d) To delegate duties to and employ, from time to time, at the Company's expense, any and all Persons necessary or advisable for the management and operation of the Company's Business including, but not limited to, on-site property, hotel and casino managers, all other casino, hotel and other various departmental personnel, insurance brokers, accountants, attorneys, architects, engineers, and other similar consultants and/or personnel as may be necessary within the limitation of the Annual Budget;

     (e) To pay all expenses of the Company, including, but not limited to, Operating Expenses and the funding of Reserves;

     (f) To obtain and maintain such insurance for the Company as is provided for in the Annual Budget;

     (g) To make all business management decisions for the Company;

     (h) To comply with all conditions and requirements necessary for the issuance and continuation of the Licenses;

     (i) To exercise good faith in all activities relating to the conduct of the Businesses, and to take no action with respect to the Businesses or the assets or property of the Company that is not in the best interest of the Company and reasonably related to the achievement of the purpose of the Company;

     (j) To provide the Company with such information and sign such documents as are necessary for the Company and the Unit Holders to make timely, accurate and complete submissions of (1) federal and state income tax returns, (2) reports to the Securities and Exchange Commission, and (3) any other reports required to be delivered to the Unit Holders;




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     (k) Subject to the approval of the Members, to negotiate and seek to obtain any and all financing required for the operation, conduct and maintenance of the Business on the most reasonable terms available to the Company at such time;

     (l) To admit additional Members, but only in accordance with the terms of this Agreement;

     (m) To prepare amendments to any of the Budgets, and seek the consent of the Members to such amendments; and

     (n)  To  take  any  other  action,  including,   without  limitation,   the
negotiation, execution and delivery of any and all contracts, leases, joint venture or partnership agreements, assignments and other instruments, incidental to any of the foregoing actions set forth in this Section 6.3 or to the purposes of the Company.

     6.4 Limitations on Manager's Authority.

The Manager shall not have authority to do any act in contravention of this Agreement, or applicable laws, rules and regulations.

     6.5 Indemnification.

For the purposes of this Section 6.5, Affiliates shall mean only those Affiliates performing services for or on behalf of the Company.

     (a) The Manager and its Affiliates shall not be liable to the Company or any Member for any action or inaction of the Manager and/or its Affiliates in connection with the business or affairs of the Company, so long as the person against whom liability is asserted acted in good faith on behalf of the Company and in a manner reasonably believed by such person to be in the best interests of the Company, but only if the course of conduct does not constitute gross negligence or willful misconduct. The Company shall indemnify, defend, protect and hold harmless the Manager and its respective Affiliates, members, partners, managers, directors, officers, employees and agents, against any claim, liability, damage, loss or expense (including, without limitation, investigating and defending any claims and lawsuits and settlement thereof, and legal and accounting costs in connection therewith) incurred by them by virtue of the performance by any of them of the duties of the Manager acting as the Manager in connection with the Business, so long as the indemnified person acted in good faith on behalf of the Company and in a manner reasonably believed by the person to be in the best interest of the Company, but only if the course of conduct does not constitute gross negligence or willful misconduct; provided that such indemnification or agreement to hold harmless shall be recoverable only out of



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assets of, or distributions from, the Company.

     (b) Subject to the provisions of the Act, the Company shall indemnify each Member from and against all losses, liabilities, costs, and expenses incurred on account of such Member's liability for obligations of the Company; provided, however, that such indemnity shall not apply to actions or omissions by such Member constituting gross negligence, willful misconduct, bad faith or breach of the provisions hereof.

     (c) Each Member shall indemnify, defend, protect, and hold harmless the Company, and its respective Affiliates, members, partners, managers, directors, officers employees and agents against any claim, liability, damage, loss or expense (including, without limitation, investigating and defending any claims and lawsuits and settlements thereof, and legal and accounting costs in connection therewith) incurred by them on account of any actions, or failure to take actions, which constitute fraud, bad faith, gross negligence or willful misconduct on the part of such Member.

     (d) Advances from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of a legal action or arbitration may be made if the following conditions are satisfied: (i) the legal action or arbitration relates to the performance of duties or services by the Manager or its Affiliates on behalf of the Company; (ii) the Manager or its Affiliates agree to repay immediately to the Company, all funds so advanced (without interest), in cases in which they are ultimately determined not to be entitled to indemnification; and (iii) such advance from Company funds would not constitute a violation of the Act.

     6.6 General Responsibilities of the Manager.

In carrying out its duties and exercising its authority as provided below and elsewhere in this Agreement, the Manager shall act in accordance with the following:

     (a) The Manager shall use reasonable best efforts to operate the Company in such a manner as to achieve maximum annual profitability consistent with the terms of this Agreement and within the applicable approved Annual Budget.

     (b) The Manager shall manage and operate the Company in an efficient and first-class manner for the benefit of the Members. The Manager shall maintain the Company, including all assets and equipment related thereto, in a first-class condition. The Manager agrees (i) generally to do and perform, or cause to be done and performed, all things necessary, required or desirable in



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the  Manager's  reasonable  judgment  for the proper and  efficient  management, operation and maintenance of the Company, and (ii) faithfully and diligently to render the services on its part to be performed hereunder during the term provided under Section 2.4 hereof. Notwithstanding the foregoing, the Manager shall be excused from its obligation whenever the Manager shall be prevented from compliance with such standard (i) by force majeure; (ii) to the extent of any material breach by the Members of any provision hereof which prevents compliance with such standard; and (iii) to the extent and whenever there are insufficient funds available for the Manager to expend with respect to the Company.

     (c) The Manager shall operate the Casino Facility for the benefit and in the best interests of the Members. The Members acknowledge and agree that the Manager and its Affiliates are the beneficial owners, managers or operators of existing casinos which compete, or may in the future compete, with the Company outside of Vicksburg, Mississippi. Notwithstanding the foregoing, this Agreement shall not be construed to authorize or permit the Manager to operate the Company for the benefit of such other casinos, for the benefit of the Manager or its Affiliates (except to the extent of the Manager's Membership Interest in the Company), or for the benefit of any Person other than the Members.

     (d) The Manager shall cause its officers, employees and agents diligently to pursue and apply their general skills to the Business and devote as much time as is reasonably necessary to manage and operate the Company and the Businesses in a sound, professional manner in accordance with general industry standards and in the best interests of all of the Members. Subject to Section 6.7 hereof, each Member and its Affiliates may engage in other businesses, including businesses identical or similar to the Business.

     6.7 Operating Expenses.

The Company shall be responsible for and shall pay all Operating Expenses, provided that such expenses are in accordance with the applicable Annual Budget. All Operating Expenses shall be paid out of funds of the Company determined by the Manager to be available for such purpose. As used herein, "Operating Expenses" means all reasonable expenses or obligations of the Company or otherwise incurred by the Manager in connection with the operation of the Casino, including, to the extent reasonable, the following:

     (a) all costs and expenses related to holding and operating the Casino Facility;




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     (b) all expenses  incurred in  connection  with the marketing of the Casino
Facility in accordance with and to the extent provided for in the applicable Annual Budget;

     (c)  all   expenses   incurred  in   connection   with  the   registration,
qualification or exemption of the Company under any applicable federal, state, or local law;

     (d) the fees of outside professional advisers, such as auditors, legal counsel and accountants, all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation but excluding in-house legal services), and the amount of any judgment or settlement paid in connection therewith;

     (e) all expenses for indemnity or contribution payable by the Company to any Person;

     (f) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

     (g) all amounts reimbursable by the Company to the Manager pursuant to this Agreement, in accordance with the applicable Annual Budget or in accordance with law;

     (h)  all  expenses   incurred  in  connection   with  the  dissolution  and
liquidation of the Company;

     (i) all expenses of employee supervision and overhead (including rent and utilities), internal auditing, safety and insurance administration, personnel and employee benefit and compensation administration, gaming-related planning, menu planning and merchandising, legal services performed by office personnel, travel expenses of office personnel, special supervision and other similar and like services applicable to casino-related operations which are handled by the Manager;

     (j) all expenses for payment of interest on any Loan or Loans; and

     (k) the net increase during the Fiscal Year in any Reserve maintained by or for the Company.

     6.8 Fees.

No Member shall receive any fee, allocation of corporate overhead expenses or other compensation from the Company, for any services it renders to the Company unless such amount is authorized by the Annual Budget, as adopted pursuant to
Section 7.2 hereof or amended pursuant to Section 7.1 hereof, provided, however, subject to the provisions of Section 7.1 hereof, certain corporate officers of Horseshoe may, for a period of time, perform the duties and responsibilities of



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property-level  personnel, such as General Manager, Property Marketing Director,
Property Food and Beverage Director, in which event, the Company shall reimburse Horseshoe for the salary and other employee benefit costs paid for by Horseshoe for such personnel, provided, however, that the amount paid for such personnel shall be subject to prior unanimous approval of all Members which approval shall not be unreasonably withheld.

     6.9 Other Projects; Non-Compete.

     (a) Nothing contained in this Agreement shall be deemed or construed to create a partnership or any other relationship between the Members with respect to the acquisition, development or sale of any real or other property or any other matter other than expressly provided for herein and nothing herein shall be construed to authorize any Member to act as general agent for any other Member, or to require any member to offer to the other Members or the Company any like or related business opportunity which a Member may wish to enter into with other persons. Subject to the provisions of Section 6.7(b) hereof, the so-called business opportunity doctrine is specifically non-applicable to the Company and any Member may enter into business activities which are similar or related to the activity contemplated by this Agreement, or any other business activity without first having offered participation in any such business activity to the Company or the other Members.

     (b) During the term of this Agreement so long as such Member owns at least a five percent (5%) Percentage Interest, and unless waived by the unanimous vote of all Members, neither the Members, the Manager (if not a Member) nor any of their respective Affiliates shall engage in any casino or other similar gaming activity which competes in any manner with the Business, within a one hundred
(100) mile radius of the Property; provided, however, that this Section 6.9(b) shall not prohibit an Affiliate of Lady Luck from operating Lady Luck Natchez, Adams County, Mississippi.

     6.10 Obligation to Sell Units.

Each Member and each Unit Holder agree as follows:

     (a) If, in the reasonable, good faith opinion of the Manager, and with the unanimous agreement of the Members, the Licenses of the Company or any of the Manager's Affiliates could be suspended, revoked, or terminated or the ability of the Company or any of the Manager's Affiliates to conduct it business could be jeopardized because of the ownership of a Membership Interest by any Member or the ownership of Units by a Unit Holder, such Member or Unit Holder, as the case may be, shall transfer his or her Membership Interest or Units to the



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Company for a non-recourse,  unsecured,  subordinated note of the Company,  in a principal amount equal to the then value of such Membership Interest or Units, as determined by a nationally recognized investment banking firm. In either case, such note shall accrue interest at the prime rate of the Company's bank, and all principal and interest shall, subject to any limitations in any provision of a Loan to which such note is subordinate, be payable upon the earlier of (i) the third anniversary of such note or (ii) the liquidation of the Company; provided, however, that the amount paid under such note to the holder of such note on the liquidation of the Company shall in no event exceed the amount to which such holder would have been entitled had such holder retained its Membership Interest or Units.

     (b) In the event the Members are unable to reach a unanimous agreement as required under Section 6.10(a) hereof, and in the reasonable, good faith opinion of the Manager the Licenses of the Company or any of the Manager's Affiliates could be suspended, revoked, or terminated or the ability of the Company or any of the Manager's Affiliates to conduct it business could be jeopardized because of the continued ownership of a Membership Interest by any Member or the ownership of Units by a Unit Holder, the matter shall be determined by arbitration in accordance with the provisions of Section 15.5 hereof.

     (c) The  obligations  of each Member and each Unit Holder  pursuant to this
Section 6.10 shall be binding on any Assignee and such Member and such Unit Holder shall deliver to the Manager a written commitment to be bound by such provisions from such Assignee prior to any Transfer.

     6.11 Total Development Cost Budget.

The Initial Members agree that,  during the approval period described in Section
11.1 below, the Manager shall prepare and submit to the Members for unanimous approval budgets for the activities of the Company prior to the Completion Date and the Total Development Cost of the Casino Facility, which budgets, upon approval, shall be attached hereto as Exhibit C.

     6.12 Meetings of Members.

     (a) Regular Meetings. Meetings of Members shall be held at such place either within or outside the State of Mississippi as may from time to time be designated by the Members and stated in the notice of meeting, but no less than quarterly. If no designation of a place of meeting is made, the meeting shall be at the principal office of the Company in the State of Mississippi. The failure to hold quarterly meetings of



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Members at the designated time shall not cause a dissolution of the Company.

     (b) Special Meetings. Special meetings of the Members may be called by the Manager or by any Member holding at least a ten percent (10%) Percentage Interest.

     (c) Quorum of Members - Vote Required. Attendance by all Members shall be required to constitute a quorum at a meeting of Members. In the event any Member is absent (the "Absent Member") from a meeting of the Members, and at the discretion of those Members present, (i) the Manager shall contact the Absent Member and inform it that the meeting will recess and reconvened Twenty-Four
(24) hours after the time originally set for the meeting; (ii) Twenty-Four (24) hours after the time originally set for the meeting, the meeting will reconvene at which point, if the Absent Member is not in attendance, the meeting will again recess and reconvene Seventy-Two (72) hours after the time originally set for the meeting; (iii) if the Absent Member fails to attend when the meeting is reconvened Seventy-Two (72) hours after the time originally set for the meeting. The number of Members representing a majority of Members shall be sufficient to constitute a quorum for that meeting only. The vote required to approve a matter brought before the Members shall be as described in Section 7 and elsewhere herein.

     (d) Notice of Meetings and Waiver. Written notice stating the place, day and hour of each meeting of Members and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten
(10) days nor more than fifty (50) days before the date of the meeting, either in person or by mail, at the direction of the Manager or person calling the meeting to each Member of record entitled to vote at the meeting. When notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

     (e) Action by Members Without a Meeting. Any action required or permitted to be taken by the Members at a meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, and signed by each Member entitled to vote. Any action taken under this Section
6.12 shall be effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

     (f) Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by



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a duly authorized  attorney-in-fact.  Such proxy shall be filed with the Manager before or at the time of the meeting.

     (g) Meeting by Telephone or Similar Communications Equipment. Any Member may participate in any meeting of the Members by means of conference telephone or other communications equipment by means of which all persons participating can hear and speak with each other. Participation in such meeting in this manner shall constitute attendance at such meeting.

     (h) Waiver of Notice. When any notice is required to be given to any Member, a waiver in writing signed by the person entitled to such notice, whether before, at or after the time stated in the notice shall be the same as the giving of notice.

     SECTION 7: APPROVAL RIGHTS OF THE MEMBERS

     7.1 Approval.

The Members (other than the Manager, if it is also a Member) shall not participate in the operation of the Company's business. The Members shall not have the right to vote on any matters except as specifically provided by law or in this Agreement. The Members shall have the right to approve or disapprove, and such approval or disapproval by unanimous vote of the Members shall be required, for each and all of the following matters:

     (a) The taking out or extension of any Loan or Loans in aggregate principal amounts exceeding $500,000 or the making of any guarantee of indebtedness in aggregate principal amounts exceeding $500,000;

     (b)  An  expansion  of  the  Business,   involving  a  capital  expenditure
aggregating in excess of $100,000 greater than that authorized by the Annual Budget;

     (c) The acquisition of assets of the Company, in a single transaction or a series of related transactions, the cost of which, at the time of acquisition, is more than $100,000 greater than the capital expenditure approved in the Annual Budget;

     (d) The sale, lease, license or other disposition of assets of the Company, in a single transaction or a series of related transactions, the value of which, at the time of sale, is greater than $500,000;

     (e) The release of a Member from any of its obligations under this Agreement or the Contribution Agreement;

     (f) A merger or consolidation of the Company;


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     (g) The dissolution and winding up of the Company as provided in Section 13 hereof;

     (h) After the Withdrawal of the Manager, where there is no remaining or surviving Manager, an election pursuant to Section 13.2(d) hereof, to continue the Company's business and to elect or admit a new Manager;

     (i) Any amendment to this Agreement;

     (j) The annual determination of the Reserves, provided that if the Members fail to establish the Reserves by a unanimous vote, the Reserves shall be established by the Manager in an amount not to exceed three percent (3%) of Revenues;

     (k) The admission of an Additional Member;

     (l) The requirement of Additional Capital Contributions;

     (m) The entering into by the Company of any agreement or series of related agreements, which, over the life of such agreement, involves an expenditure of over $500,000 per fiscal year or, in the case of an agreement or series of related agreements that are not terminable upon 30 days notice, $100,000 per fiscal year;

     (n) Establishing and/or amending the Annual Budget or exceeding, on an annual basis, the total amount of expenditures provided for in the Annual Budget;

     (o) Any contract or transaction or agreement between the Company and a Member or an Affiliate of a Member;

     (p) Distributing and/or retaining Excess Cash other than as provided in this Agreement;

     (q) Exceeding the Total Development Cost (including the contingency contained therein) by more than $2,000,000;

     (r) The issuance and sale of new Units or warrants to purchase Units or the granting of any Percentage Interest in the Company for any purpose;

     (s) The execution of any employment agreement involving annual compensation exceeding $200,000 per year;

     (t) An investment by the Company in any Person;

     (u) A material modification in the completed Casino Facility or the Annual Budget;




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     (v) The encumbrance or pledge of any or all of the assets of the Company in order to obtain, or guarantee, Loans;

     (w) Any action by the Tax Matters Member to extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any Tax Year of the Company; and

     (x) The waiving of any right provided under this Agreement or the Contribution Agreement.

Upon the approval of any Company matter as provided in this Section 7.1 the Manager shall be authorized and directed to conclude any transactions so approved. In the event that the Members are unable to reach the unanimous agreement necessary to make a decision as to any of the above matters, each Member shall have the right to deliver a Notice of Impasse to the other Member. For a period of thirty (30) days after the receipt of the Notice of Impasse, the Members agree to work diligently to come to agreement with respect to the matter not agreed upon. If after such 30 day period the Members are unable to reach an agreement, then either Member may invoke the buy-sell provisions of Section 12 hereof.

     7.2 Annual Budget. The budget for the period commencing on the Completion Date and ending at the end of the first Fiscal Year is attached hereto as Exhibit F, and shall be the initial Annual Budget of the Company (as defined below). After the Completion Date, the Manager, at the Company's expense, shall prepare an annual budget setting forth the projected income and expenditures, including, but not limited to, capital expenditures, of the Company and such other items as the Members, by a Member Consent, determine to include therein, for the following Fiscal Year (the "Annual Budget"). The Manager shall deliver the Annual Budget to the Members no later than October 1st of the year prior to the start of the following Fiscal Year. In the event any Member disputes any item set forth in the Annual Budget, such Member shall provide written notice to the Manager and all other Members ("Budget Notice") no later than fifteen (15) days after receipt of the Annual Budget. Upon receipt of a Budget Notice, the Manager may call a Member meeting for the purpose of review and approval of the Annual Budget or, at the Manager's option, may revise the Annual Budget in accordance with the Budget Notice. In the event the Manager revises the Annual Budget in accordance with the Budget Notice(s), the Manager shall deliver the revised Annual Budget to the Members and the Members shall again have fifteen
(15) days to submit a Budget Notice and the Manager shall follow the procedures described above. In the event the Members do not approve the Annual Budget after a Member meeting called for such purpose, the Annual Budget approved for the current Fiscal Year shall become the Annual Budget for the following Fiscal Year


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with line items multiplied by one (1) plus the increase (expressed as a decimal)
in the CPI for the immediately preceding calendar year. In the event none of the Members submit a Budget Notice to the Manager within the fifteen (15) day period for review, the Annual Budget shall be deemed approved by all Members. At any time, the Manager or any Member may call a Members' meeting for the purpose of approval of the Annual Budget by a Member Consent.

     7.3 Manager as Agent.

The Manager, to the extent of its powers set forth in Section 6.3 hereof, is an agent of the Company for the purpose of the Company's business, and the actions of the Manager taken in accordance with such powers shall bind the Company.

     SECTION 8: DISTRIBUTIONS; PROFITS AND LOSSES

     8.1 Distributions of Excess Cash.

The Manager shall make an estimate of Excess Cash and, subject to the restrictions contained in any Loan agreement, make distributions thereof, within 30 days after the end of each interim quarterly period (except that at the end of the Fiscal Year, the amount of such Excess Cash shall be determined with the advice of the Accountants and any distribution thereof made within 75 days after such year end). Such distributions shall be made to the Unit Holders as follows:

     (a) To pay any accrued but unpaid interest on any Horseshoe Loans;

     (b) To repay any outstanding principal on any Horseshoe Loans;

     (c) Until Forty-Two Million Dollars ($42,000,000) of Excess Cash has been distributed since the date hereof, two-thirds (2/3) to Horseshoe and one-third (1/3) to Lady Luck; and

     (d) Thereafter, to the Unit Holders in proportion to each Unit Holder's respective Percentage Interest;

provided, however, that if the Company is liquidated, all distributions in connection with the liquidation of the Company shall be in accordance with
Section 13 hereof.

     8.2 Allocations of Profits and Losses.

     (a) Subject to the provisions of this Section 8.2, Profits for a Fiscal Year shall be allocated to the Unit Holders in proportion to their respective Percentage Interests.




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     (b) Subject to the provisions of this Section 8.2, Losses for a Fiscal Year shall be allocated to the Unit Holders in proportion to their respective Percentage Interests, but only to the extent of the positive balances in their Capital Accounts, provided that if a Unit Holder does not receive an allocation of Loss because such Unit Holder does not have a positive balance in the Capital Account with respect to such Units, no Profit shall be allocated with respect to such Units until the other Units are allocated an amount of Profit equal to such amount of Loss allocated to such Units.

     (c) When Units are assigned or acquired from the Company or a Unit Holder, Profits and Losses will be allocated to the new Unit Holder from and after the date such Unit Holder is deemed to hold the Units, taking into account the convention used by the Company and Section 8.5 of this Agreement. Such convention initially shall be the mid-month convention, using the interim closing of the books method. Units held on the 15th day of the month shall be deemed held as of the first day of the month they are acquired from the Company or a Unit Holder and Units acquired after the 15th day of the month and by the end of the month shall be deemed held on the 16th day of the month in which they are acquired from the Company or a Unit Holder. The assignment of a Unit becomes effective as of the time specified under Section 11 hereof. This convention and method of allocating Profits and Losses may be changed by the Manager to the extent necessary to comply with Code Section 706 and the Treasury Regulations thereunder to any other permitted method of taking into account the varying Units of the Unit Holders during a year.

     (d) Any item of Profits and/or Losses of the Company arising for income tax purposes as a result of the issuance of Membership Interests to a Member or the assignment of Unit to a Unit Holder shall be specially allocated to such Member or Unit Holder.

     (e) Subject to the provisions of this Section 8.2, Net Sales Gain shall be allocated to the Unit Holders:

          (i) Until an aggregate of Twenty-Four Million Dollars ($24,000,000) [as may be adjusted annually by the increase in the CPI from the date hereof until the date of the sale of the Business (but in no event more than four percent (4%) per annum regardless of the actual increase in the CPI (during such year))] of Net Sales Gain has been allocated since the date hereof, to the Unit Holders, two-thirds (2/3) to Horseshoe and one-third (1/3) to Lady Luck; and

          (ii) Thereafter, to the Unit Holders in proportion to their respective Percentage Interests.



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     (f) Subject to the provisions of this Section 8.2, Net Sales Loss, shall be allocated to the Unit Holders:

          (i) Until Forty-Two Million Dollars ($42,000,000) of Net Sales Loss has been allocated since the date hereof, two- thirds (2/3) to Horseshoe and one-third (1/3) to Lady Luck; and

          (ii) Thereafter, to the Unit Holders in proportion to their respective Percentage Interests.

     8.3 Appreciated Property.

     (a) In accordance with federal income tax law, income, gain, loss or deduction with respect to any property that is treated as having been contributed to the Company shall, solely for federal income tax purposes, be allocated so as to account for any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

     (b) In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (2) of the definition of Gross Asset Value in
Section 1 hereof, for any remaining Unit Holders who were Unit Holders immediately prior to such adjustment, subsequent allocations of income, gain, loss and deduction with respect to such asset shall, based upon such Unit Holders' Percentage Interests immediately prior to such adjustment and in the same manner as provided in Section 8.3(a) hereof, take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value.

     (c) In the event of any distribution (whether upon liquidation or otherwise) of any Company asset which then has a Gross Asset Value different than its adjusted tax gain basis, such asset shall be deemed sold by the Company for such Gross Asset Value and any resulting Profit and Loss shall be allocated with other Profit and Loss under Section 8.2 and Capital Accounts shall be adjusted accordingly.

     8.4 Effect of Distribution.

Notwithstanding anything to the contrary contained in this Section 8, the Company shall not make a distribution if, immediately after the distribution,
(a) the Company would be in default under any Loan or (b) Company liabilities (other than liabilities to Unit Holders on account of their Units and liabilities as to which the creditors' recourse is limited to Company property) would exceed the fair market value of Company property; provided, however, that the fair market value of any Company property that is subject to a liability as to which the creditors' recourse is limited to that



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Company property shall be included only to the extent that the fair market value of the Company property exceeds the liability. Any Unit Holder who receives a distribution made in violation of this Section 8.4 shall promptly return the distribution to the Company.

     8.5 Entitlement to Distributions.

Distributions of Excess Cash shall be made to the Unit Holders of record on the record date for the distribution.

     SECTION 9: BOOKS AND RECORDS

     9.1 Books, Records and Financial Statements.

     (a) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year by the Accountants. Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds.

     (b) The Manager shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following documents shall be transmitted by the Manager to each Member at the times hereinafter set forth.

          (i) Within 50 days after the close of the first (1) Fiscal Year and within 50 days after the close of each Fiscal Year, the following financial statements (such statements to be examined by and certified to by the Accountants):

               (A) A balance sheet of the Company as of the beginning and close of such Fiscal Year;


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               (B) For such Fiscal Year, both a statement of Company profits and losses as determined for financial purposes under Section 9.1(b) hereof and a statement of Profit and Loss as determined for purposes of Section 8 hereof; and

               (C) A statement of such Member's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year.

          (ii) Within 15 days after the close of each Fiscal Quarter, for such fiscal quarter, both a statement of Company profits and losses as determined for financial purposes under Section 9.1(b) hereof and a statement of Profit and Loss as determined for purposes of Section 8 hereof (such statements to be examined by and certified to by the Accountants).

          (iii) Within 21 days after the close of each Fiscal Quarter, the following financial statements (such statements to be examined by and certified to by the Accountants):

               (A) A balance sheet of the Company as of the beginning and close of such Fiscal Quarter; and

               (B) A statement of such Member's Capital Account as of the close of such Fiscal Quarter, and changes therein during such Fiscal Quarter.

          (iv) Within 15 days of the end of each month, excluding December, the following financial statements (without examination and certification by the Accountants):

               (A) A balance sheet of the Company as of the beginning and close of such month;

               (B) For such month, both a statement of Company profits and losses as determined for financial purposes under Section 9.1(b) hereof and a statement of Profit and Loss as determined for purposes of Section 8 hereof; and

               (C) A statement of such Member's Capital Account as of the close of such month, and changes therein during such month.

          (v) Within three (3) months after the close of each Fiscal Year, the following documents:

               (A) A statement indicating such Member's share of each item of Company income, gain, loss, deduction or credit for such Fiscal Year



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          for income tax purposes; and

               (B) A copy of each income tax return, federal or state, filed by the Company for such Fiscal Year.

     9.2 Accounting Method.

For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's Business.

     9.3 Annual Audit.

Commencing with the time that the Business begins operations, as soon as practical after the end of each Fiscal Year, but not later than sixty (60) days after such end, the financial statements of the Company shall be audited by the Accountants, and such financial statements shall be accompanied by a report of the Accountants containing their opinion. The cost of such audits shall constitute a Company Expense. A copy of the audited financial statements and the Accountants' report shall be furnished to each Member within ten (10) business days after their receipt by the Manager.

     SECTION 10: TAX MATTERS

     10.1 Tax Matters Member. Horseshoe shall be designated the initial Tax Matters Member for purposes of 6231(a)(7) of the Code. Members holding at least a majority of the Voting Units outstanding shall have the right to designate any other Member to be the Tax Matters Member. The Tax Matters Member shall promptly notify the Members if any tax return or report of the Company is audited or if any adjustments are proposed by any governmental body. In addition, the Tax Matters Member shall promptly furnish to the Members all notices concerning administrative or judicial proceedings relating to federal income tax matters as required under the Code. During the pendency of any such administrative or judicial proceeding the Tax Matters Member shall furnish to the Members timely reports concerning new developments in any such proceeding. Without the unanimous consent of all of the Members pursuant to Section 7.1 hereof, the Tax Matters Member shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any Tax Year of the Company.




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     10.2 Right to Make Section 754 Election.

The Manager may, in its sole discretion, make or revoke, on behalf of the Company, an election in accordance with Section 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a transfer of a Company interest within the meaning of Section 743 of the Code. Each of the Unit Holders shall, upon request of the Manager, supply the information necessary to give effect to such an election.

     10.3 Tax Status.

The Company will elect to be taxed as a partnership where such option is electable.

     SECTION 11: DISPOSITION OF MEMBERSHIP INTERESTS AND UNITS

     11.1 Generally.

No Member may sell, convey, transfer, alienate, donate, encumber, hypothecate or otherwise dispose of all or any of its Membership Interests (a "Transfer") unless such Transfer meets the requirements of this Section 11. Any Transfer made in violation of this Section 11 shall be void. Notwithstanding the foregoing, the Members understand and agree that, prior to or concurrent with the making of its Capital Contribution as specified in Section 5.2(a) hereof, Horseshoe shall be entitled to transfer its Membership Interest to an entity wholly owned by Horseshoe.

     11.2 Right of First Negotiation.

          (a) Notice and Offer. Except as provided in Section 11.4 hereof, any Member desiring to sell, assign or otherwise dispose of all or any part of his or her Membership Interest (the "Outgoing Member") shall first deliver to the other Member (the "Remaining Member") written notice of such proposed Transfer (the "Negotiation Notice"), signed by the transferring Member, which notice shall set forth (i) the Percentage Interest to be transferred, (ii) the identity of the Outgoing Member, (iii) all material terms and conditions of the proposed transaction between the Outgoing Member and the Remaining Member. For a period of [60] days after delivery of the offer to the Remaining Member or until rejected by the Remaining Member, whichever occurs first, the Outgoing Member and the Remaining Member shall negotiate in good faith to acquire the Membership Interest in the Company of the Outgoing Member. If the Remaining Member does not acquire the Membership Interest of the Outgoing Member within such [sixty
     (60)] day period,  the Outgoing Member may, for the next succeeding  [sixty
     (60)] days, sell its Membership Interest in the Company to a third-party purchaser on terms no less favorable to the Outgoing Member than those



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     stated  in the  Negotiation  Notice,  provided  that in any  such  case the
     Membership Interest transfer shall remain subject to the restrictions and agreements provided herein.

          (b) Right to Assign. Should the Remaining Member and its Affiliates fail to purchase any portion of the Membership Interest offered to it pursuant to the provisions hereof, then at the expiration of the 60-day period, the Outgoing Member shall, for a period of [60] days, be entitled to assign its Membership Interest, or any portion thereof not purchased by the Remaining Member or its Affiliates, to the third-party purchaser on terms no less favorable to the Outgoing Member than those stated in the offer under Section 11.2(a) hereof.

          (c) Reinstatement of Right of First Negotiation. Should the Outgoing Member fail to sell or assign its Membership Interest to a third-party purchaser as provided in Sections 11.2(a) and (b) hereof, within a period of 60 days following the refusal or failure of the Remaining Member to purchase any portion of said Membership Interest, the rights and obligations of the Outgoing Member and the Remaining Member pursuant to Sections 11.2(a) and (b) hereof shall be reinstated, and any subsequent efforts to sell said Membership Interest shall again be subject to the provisions of said Sections 11.2(a) and (b).

     11.3 Tag-Along Rights.

          (a) No Member (the "Transferor") shall Transfer for value in one transaction or a series of related transactions more than 10% of the aggregate amount of Units then owned by all Members in the aggregate to any Person ("Third Party") unless each of the other Members other than the Transferor (the "Other Members"), at the option of each Other Member, is provided with the opportunity to Transfer an "Equivalent Amount" (as defined below) of Units to the Third Party on the same terms and conditions offered to the Transferor. If the Transferor receives any such bona fide offer from a Third Party (a "Section 11.3 Offer") which it intends to accept, the Transferor shall then cause the Section 11.3 Offer to be reduced to writing and shall provide written notice (the "Included Notice") of such Section 11.3 Offer to each of the Other Members in the manner set forth in this Section 11.3. The Included Notice shall contain an offer by such Third Party to purchase or otherwise acquire an Equivalent Amount of Units from each of the Other Members on the same terms and conditions as the Section 11.3 Offer. The Included Notice shall be accompanied by a true and correct copy of the Section 11.3 Offer (which shall identify the Third Party, the number of Units to be Transferred to the Third Party, the price contained in the Section 11.3 Offer and all the other terms and conditions of the Section 11.3 Offer). Each Other Member



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     shall,  within twenty (20) days after the date the Included Notice is given to such Other Member (the "Included Notice Period"), deliver a written notice to the Transferor (the "Tag-Along Notice"), which notice shall specify the number of Units held by such Other Member which it wishes to Transfer pursuant to the Section 11.3 Offer (the "Offered Units") and the total number of Units then owned by such other Member. Each Other Member shall have the right to include any number of Units owned by it up to its
     Equivalent   Amount  as  Offered  Units  and  the  Tag-Along  Notice  shall constitute acceptance of the Section 11.3 Offer to Transfer up to all of the Offered Units. In the event such Third Party shall modify the Section
     11.3 Offer in any way, the Transferor shall send an amended Included Notice to each of the Other Members. If any Other Member desires to Transfer Units pursuant to the Included Notice, as so amended, it shall, prior to the later of nine business days after the date such amended Included Notice is received by the Other Member or the end of the original Included Notice Period, deliver an amended Tag-Along Notice specifying the amended number of Offered Units.

          (b) Each Other Member shall have the right to sell, pursuant to the Included Offer, Units equal to the product of (x) the total number of Units proposed to be Transferred to the Third Party multiplied by (y) a fraction, the numerator of which shall be the total number of Units then owned by such Other Member and the denominator of which shall be the sum of the Units then held by the Transferor and the Other Members. The number of Units which an Other Member has the right to Transfer pursuant to this
     Section 11.3 is referred to as an "Equivalent Amount" of Units. The Transferor may Transfer to the Third Party the number of Units by which the total number of Units to be Transferred to the Third Party exceeds the sum of the aggregate Equivalent Amounts all the Other Members are entitled to Transfer pursuant to Section 11.3(a) hereof.

          (c) Each Other Member shall arrange for the transfer of its Offered Units to the Third Party free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfers, proxies and voting and other agreements of whatever nature (other than those arising pursuant to this Agreement) upon delivery of the purchase price for such Units. If such Third Party does not purchase such Units from the Other Members on the same terms and conditions applicable to the Transferor and its Affiliates, then the entire proposed sale of Units to such Third Party shall be invalid.

          (d) If at the termination of the Included Notice Period any Other Members shall not have accepted the offer contained in the Included Notice, such Other Members shall be deemed to have waived any and all of their rights under this Section 11.3 with respect to the Transfer of the Offered



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     Units to such Third Party on the terms specified in the Section 11.3 Offer.

     11.4 Transfer Upon Failure to Obtain Necessary License or Approval.

Upon the failure of a Member (or any of its partners, shareholders or members) to obtain a necessary license or other approval by any Authority, such Member shall Transfer its Membership Interest (or cause any of its partners, stockholders, or Members preventing such approval to transfer their interest in such Member) to a successor (which successor may include the Company or other Member), subject to the provisions of this Section 11.4; provided however, that the provisions of Section 11.2 hereof shall not apply to a Transfer made pursuant to this Section 11.4.

     11.5 Effectiveness of Transfer.

A Transfer by a Member of its Membership Interest shall only be effective if:

          (a) any Lender whose approval is required under any Loan approves the assignment to the prospective transferee member;

          (b) there are no facts or information concerning the prospective transferee which would cause a reasonable person to conclude that the prospective transferee would not be found suitable as a gaming licensee under the gaming license criteria of the State of Mississippi;

          (c) the prospective transferee agrees in writing to submit to and cooperate in any investigation necessary for determining that such transferee is suitable as a gaming licensee under the gaming license criteria of the State of Mississippi, and the prospective transferee is subsequently found suitable as a gaming licensee; and

          (d) required by the Manager in its sole discretion, the Assignee shall submit an opinion of counsel, satisfactory in form and substance to the Manager, stating that the assignment does not violate any state and federal securities laws.

     11.6 Treatment of Transferee.

The transferee shall be entitled to receive the Member's share of Profits, Losses and distributions with respect to any Membership Interest transferred under this Section 11.

     11.7 Transfer to a Secured Party

Notwithstanding any other term of this Agreement, the foregoing shall not prohibit the granting of a security interest in, or hypothecation of, any Member's Membership Interest in the Company as a result of borrowing




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arrangements  in existence on the date hereof or hereafter  entered into by such
Member or its parent company.

     11.8 Conditions to Substitution.

A transferee shall not have any rights of a Member other than its right to Profits, Losses and distributions, unless and until the remaining Members admit the transferee as a substituted Member pursuant to this Section 11.7. A transferee shall not become a substituted Member until the transferee (a) pays all legal expenses of the Company incurred in connection with its substitution;
(b) submits a duly executed instrument of assignment, in a form satisfactory to the remaining Members, (i) specifying the Membership interest transferred to it, and (ii) setting forth the transferor Member's intention that the transferee succeed to the transferor Member's interest; (c) the prospective transferee shall have accepted and agreed to be bound by all of the terms of this Agreement, by executing an amendment to this Agreement and any other documents or instruments that may be required to effect the admission of the Person as a Member, and all other actions required in connection with the admission shall have been performed; and (d) if the prospective transferee is a corporation, it shall have provided the Company with evidence satisfactory to the Company counsel of its authority to become a Member and to be bound by the terms of this Agreement. The remaining Members also may require, as a condition to the admission of a substituted Member, that the transferor submit an opinion of counsel, satisfactory in form and substance to the remaining Members, stating that the Transfer does not violate any state and federal securities laws. The admission of a substituted Member shall be effective as of the close of the day on which the remaining Members have given their consent to the substitution. The remaining Members may withhold their consent to the substitution of a Member in their sole discretion, provided, however, that such consent may not be unreasonably withheld.

     11.9 No Release or Waiver.

Neither the provisions of, nor consummation of the transactions contemplated by this Section 11 shall constitute a release of waiver of any claims or rights which the Company or any Member may have against the Company or any of the Members as a consequence of a breach of this Agreement.

     11.10 Binding on Successors.

Subject to the provisions of this Section 11, the rights and obligations of the Members under this Agreement shall inure to the benefit of and bind their respective heirs, successors and assigns.

     11.11 Securities Laws and Approvals of Authorities.




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A Unit  shall  not  be  Transferred  in  any  manner  whatsoever  except  (a) in accordance with the Securities Act of 1933, as amended, and any applicable state securities laws and regulations, and (b) with any necessary prior or subsequent consent or approval of any Authority.

     11.12 Withdrawal of Member During Due Diligence Period.

Each Member acknowledges and agrees that, at any time prior to sixty (60) days from and after the execution of this Agreement by all of the Members, if either Member determines in its sole and absolute discretion that the Business of the Company is not economically feasible due to the scope of the project, market conditions, inability to finance, government regulations or other similar matters, then such Member may withdraw from the Company upon written notice to the other Member. In such event, this Agreement shall terminate, each Member shall bear any expenses it has incurred to date, and thereafter neither Member shall have any further obligation or responsibility to the other hereunder.

     SECTION 12: BUY SELL ARRANGEMENT

     12.1 Mechanics.

          (a) Upon the inability of the Members to agree unanimously on a matter and within the time period specified in Section 7 hereof either Member may provide notice to the other Member offering (the Member making such offer being referred to in this Section 12.1 as the "Offeror") to the other Member (the "Offeree") the choice to either (i) purchase all of the Membership Interest held by the Offeree or (ii) sell to the Offeree all of the Membership Interest held by the Offeror, at a price for both such purchase or sale to be stipulated by the Offeror. The Offeror shall mail or personally deliver to the Offeree in accordance with the notice provisions of this Agreement a written offer stating the price at which the Offeror is willing to purchase or sell the Membership Interest. Within one hundred and fifty (150) days after delivery of such notice, the Offeree shall by like written notice to the Offeror elect to either purchase the Offeror's Membership Interest or sell the Offeree's Membership Interest at the price stipulated by the Offeror. In the event the Offeree fails to respond within said one hundred and fifty (150) days, such failure to respond shall be deemed to constitute the election by the Offeree of acceptance of the Offeror's offer to buy the Offeree's Membership Interest at the stipulated price. If, as a result of the foregoing, the Offeree shall have accepted an offer made by the Offeror to sell the Offeror's Membership Interest to the Offeree or if the Offeree elects to sell the Offeree's Membership Interest to the Offeror, then the purchasing party (as the case may be) shall pay for such Membership Interest, at the price, at the time and upon all of the other terms stipulated by the Offeror.


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          (b) Upon the  failure  of one of the  Members  to obtain a License  or other approval by an Authority required to conduct and operate the Business (or the revocation or suspension for a period of more than thirty (30) days of any such License after issuance), combined with a failure by such Member to appoint, pursuant to Section 11.6 hereof, a successor that obtains any such License or approval within a period of thirty (30) days from the date such Member is notified of such Member's failure to obtain such License or other approval or of such revocation or suspension, the remaining Member may offer (the Member making such offer being referred to in this Section
     12.1 as the "Offeror") to the other Member (the "Offeree") to purchase all of the Membership Interest held by the Offeree. The Offeror shall mail or personally deliver to the Offeree in accordance with the notice provisions of this Agreement a written offer stating the price at which the Offeror is willing to purchase or sell the Membership Interest. Within one hundred and fifty (150) days after delivery of such notice, the Offeree shall by like written notice to the Offeror elect either to purchase the Offeror's
     Membership   Interest  at  the  price  set  by  the  Offeror  or  to  enter negotiations with the Offeror to arrive at a mutually acceptable price. Should the Offeree elect to enter negotiations, for a period of sixty (60) days after the delivery of notice by the Offeree, the Offeree and the Offeror shall negotiate in good faith to consummate the purchase of all of the Offeror's Membership Interest by the Offeree. In the event the Offeree and Offeror are unable to arrive at a mutually acceptable price within the time provided in this Section 12.1(b), the matter shall be decided by arbitration in accordance with the provisions of Section 15.5 hereof.

If, as a result of the foregoing, the Offeree shall have accepted an offer made by the Offeror to sell the Offeror's Membership Interest to the Offeree, then the purchasing party shall pay for such Membership Interest, at the price, at the time and upon all of the other terms stipulated by the Offeror, or as otherwise agreed upon by the Offeror and the Offeree or as determined by arbitration, as appropriate.

     12.2 No Transfer.

From and after the acceptance of any offer made pursuant to Section 12.1 (whether such acceptance shall be voluntary or be by reason of the failure of the Offeree to respond to an offer) the selling Member shall not sell, transfer or assign, or agree to sell, transfer or assign, his Membership Interest or any interest therein except as provided in this Section 12.2 and any attempt to do otherwise shall be null and void.



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     SECTION 13: DISSOLUTION, LIQUIDATION AND TERMINATION

     13.1 No Dissolution.

The Company shall not be dissolved by the admission of additional Members or substitute Members in accordance with the terms of this Agreement.

     13.2 Events Causing Dissolution.

The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

          (a) the expiration of the term of the Company,  as provided in Section
     2.4 hereof;

          (b) the unanimous vote of the Members;

          (c) the commission of an act of fraud, bad faith or willful misconduct on the part of a Member;

          (d) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

          (e) the ownership of all Units by a single party; or

          (f) the removal of the Manager pursuant to Section 6.2 hereof.


     13.3 Notice of Dissolution.

Upon the dissolution of the Company, the Person or Persons approved by a Majority in Membership Interests to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

     13.4 Liquidation.

Upon dissolution of the Company, the Liquidating Trustee shall immediately commence to wind up the Company's affairs; provided, however that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Unit Holders shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Section 8 hereof, as before liquidation. Liquidating distributions except for liquidating distributions under Code Section 708(b)(1)(a) shall be only in the form of cash. Each Member shall be furnished with a statement prepared by the Company's certified public accountants that shall set forth the assets and liabilities of the Company as of the date of



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dissolution.  The proceeds of liquidation shall be distributed,  as realized, in the following order and priority:

          (a) First, to creditors of the Company, including Unit Holders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Unit Holders as described below;

          (b) Second, to the Unit Holders in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations (including, but not limited to any allocations Net Sales Gain or Loss under Section 8.2(e) and (f) hereof and taking into account any allocations resulting from the distribution of assets as provided in
     Section 8.3 hereof) for all periods, until the Unit Holders' Capital Accounts are all equal to zero; and

          (c) Third, to the Unit Holders in accordance with their Percentage Interests.

     13.5 Termination.

The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Unit Holders in the manner provided for in this Section 13 and the Certificate shall have been canceled in the manner required by the Act.

     13.6 Claims of the Members.

The Members and Assignees shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and Assignees shall have no recourse against the Company or any other Member or the Manager.

     13.7 Determination of Capital Account Balances.

For purposes of distributions to Members, Capital Account balances shall be determined after taking into account all Capital Account adjustments for the Fiscal Year in which the liquidation occurs, and payment by the Company with respect to these balances shall be made by the end of that Fiscal Year or, if later, within 90 days after the date of the liquidation. For this purpose, a liquidation of the Company shall be deemed to occur on the earlier of the date on which (i) the Company is terminated under Code Section 708(b)(1) or (ii) the Company ceases to be a going concern.



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     SECTION 14: REPRESENTATIONS OF THE MEMBERS

Each Member, by executing this Agreement, represents to the Manager and the Company that:

     (a) he or she understands that the Units have not been qualified or registered with the Mississippi Commissioner of Corporations or registered with the Securities and Exchange Commission in reliance upon exemptions provided by the Mississippi Securities Act or Section 4(2) of the Securities Act of 1933, as amended, respectively;

     (b) he or she is acquiring his or her Units for investment purposes only, solely and completely, for his or her own personal account, and not with a view to the resale, distribution, pledge or other transfer thereof;

     (c) he or she is knowledgeable and experienced in investment, financial and business matters and, in particular, has sufficient knowledge and experience in investments of the type specified herein that he or she is capable of evaluating the merits and risks of investing in the Company;

     (d) he or she has previously completed, executed and delivered to the Company a questionnaire regarding his or her financial position and investment experience, and that all information provided on such questionnaire is true and accurate;

     (e) he or she understands and agrees as follows:

          (i) That the Company and all Unit Holders are or will be subject to the licensing and permit laws of each state in which the Company or any Subsidiary is conducting or seeking to conduct its Businesses;

          (ii) That the Company and all Unit Holders are subject to the suitability standards promulgated from time to time by the Authorities and as such may be found unsuitable to hold an interest in the Company by such authorities; and

          (iii) That he or she shall and must, at all times, fully cooperate with the agencies that promulgate these laws, including, but not limited to, any Authority, in providing in a timely fashion all information requested.

     (f) he or she has relied solely upon his or her own independent investigation, and upon his or her own tax and legal counsel in making an investment in the Company;




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     (g) he or she understands that the Units have not been registered under the
Securities Act of 1933 (the "Act") or registered or qualified under the securities laws of any state and that Assignor may not sell, assign, dispose, or otherwise transfer the Units unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption from such registration and qualification is available; and

     (h) he or she hereby agrees to indemnify and hold the other Member and the Company harmless from and against any liability, claim, damage, loss, penalty, cost or expense (including, without limitation, attorneys fees and costs of appeal) arising out of any breach of the foregoing representations by him or her.

     SECTION 15: MISCELLANEOUS

     15.1 Power of Attorney.

Each of the Persons listed on Exhibit A, attached hereto does as a Member hereby irrevocably constitute and appoint Horseshoe his or her true and lawful attorney, for him or her and in his or her name, place and stead and for his or her use and benefit to sign and acknowledge, file and record:

     (a) The Certificate, as well as any and all amendments thereto;

     (b) Any certificates, instruments, and documents, including Fictitious Business Name Statements, as may be appropriate under the laws of any state or other jurisdiction in which the Company or any Subsidiary currently conducts or intends to conduct business in connection with the use of the name of the Company by the Company or any Subsidiary;

     (c) Subject to Member consent pursuant to Section 7.1 hereof, any other instrument which may be required to be filed by or on behalf of the Company or any Subsidiary under the laws of any state or by any governmental agency;

     (d) Any and all amendments of the instruments described in the preceding subparagraphs; and

     (e) Any documents  which may be required to effect the  continuation of the
Company,   the  admission  of  an  additional  or  substituted  Member,  or  the dissolution and termination of the Company.

The foregoing grant of authority: (i) is a Special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death of any Member;
(ii)  may  be  exercised  by  the Attorney-in-Fact  for each of the  undersigned



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by a facsimile signature by the  Attorney-in-Fact or by listing the names of all of the undersigned executing any instrument with a single signature of Horseshoe acting as Attorney-in-Fact for all of them; and (iii) shall survive the delivery of an assignment by a Member of all or any of his or her Units, and any assignee or successor in interest of a Member does hereby constitute and appoint Horseshoe his or her attorney in the same manner and force and for the same purposes as the assignor.

The undersigned authorizes such Attorney-in-Fact to take such further action which such Attorney-in-Fact shall consider necessary or advisable in connection with any of the foregoing, hereby gives such Attorney-in-Fact full power and authority to do and perform each and every act or thing whatsoever required or advisable to be done in and about the foregoing as fully as the undersigned might or could do if personally present, and hereby ratifies and confirms all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue hereof. In the event of any conflict between the provisions of this Agreement and any document executed or filed by Horseshoe pursuant to the Power of Attorney granted in this Section 15.1, this Agreement shall govern.

     15.2 Headings.

The headings used in this Agreement are intended principally for convenience and shall not, by themselves, determine the Members' rights and obligations.

     15.3 Confidentiality.

     (a) The parties to this Agreement (the "Parties") have shared and will share with each other certain information which is either non-public or proprietary in nature. (This information shall be referred to collectively as the "Proprietary Information.")

     (b) In consideration for and as a condition to the Parties' furnishing to each other the Proprietary Information, the Parties agree to treat any Proprietary Information in accordance with the provisions set forth below, acknowledging the confidential and proprietary nature of such Proprietary Information. As used herein, the term "Proprietary Information" shall mean any and all financial, technical, commercial or other information concerning the business and affairs of the Parties and their affiliates that has been or may hereafter be provided or shown to the Parties or any of the Parties' employees, officers, directors, representatives or agents, or those representatives of any of the Parties' advisors (collectively, "Representatives"), irrespective of the form of the communication, by the Parties or by any of the Parties' representatives or agents, and also includes all



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notes,   analyses,   compilations,   studies  or  other  material   prepared  by
Representatives containing or based, in whole or in part, on any information provided or shown by the Parties or by any of the Parties' representatives or agents.

     (c) The term "Proprietary Information" does not include information provided by a Party which (i) was or becomes generally available to the public other than as a result of a disclosure by such Party or its Representatives,
(ii) was available on a nonconfidential basis prior to its, disclosure by any Party or any of the Parties' Representatives, provided that the source of such information is not known by any Party to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation, or (iii) becomes available to any Party on a non-confidential basis from a source other than the Parties or the Parties' Representatives, provided that such source is not known by any Party to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

     (d) It is understood that any Party may disclose any of the Proprietary Information relating to the transactions contemplated by this Agreement to its Representatives who require such material for the purpose of evaluating the transactions contemplated by this Agreement and during their participation in such transactions (provided that such Representatives shall be informed by the disclosing Party of the confidential nature, of the Proprietary Information and shall be provided with a copy of this Agreement and be bound by the terms and conditions hereof as if they were a party hereto). In any event, the Parties will be responsible for any breach of this Section 15.3 by their respective Representatives. The Parties agree that the Proprietary Information will be kept confidential by the Parties and their Representatives and, except with the specific prior written consent of both Parties or as expressly otherwise permitted by the terms hereof, will not be disclosed by the Parties or their Representatives. The Parties further agree that the Parties and their Representatives will not use any of the Proprietary Information for any reason or purpose other than the evaluation of this Agreement.

     (e) In the event this Agreement is terminated pursuant to its terms or upon dissolution of the Company in accordance with the terms of this Agreement, upon the written request of any Party (the "Requesting Party"), each of the other Parties shall promptly deliver to the Requesting Party all documents or other matter furnished by the Requesting Party or its Representatives to the other Parties or their Representatives constituting Proprietary Information, together with all copies



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thereof in the possession of the other Parties or their Representatives  without retaining any copies of any such material. In the event of such request, all other documents or other matter constituting Proprietary Information in the possession of the other Parties or their Representatives shall be destroyed, with any such destruction confirmed by the other Parties in writing to the Requesting Party. Each Party shall have the right to seek injunctive relief to enforce the provisions of this Section 15.3.

     15.4 Entire Agreement.

This Agreement (including its exhibits), along with any agreement pursuant to which a Member receives or may receive Units (including, but not limited to an assignment and/or employment agreement pursuant to which a Person becomes or may become a Member), comprises the entire understanding and agreement among the Members and supersedes all prior and contemporaneous discussions, negotiations, agreements and communications among any of the Members, whether oral or written, with respect to the subject matter of this Agreement.

     15.5 Arbitration of Disputes.

EACH OF THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED PURSUANT HERETO SHALL BE DECIDED BY ARBITRATION TO BE CONDUCTED IN JACKSON, MISSISSIPPI, IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT, UNLESS THE MEMBERS INVOLVED IN THE DISPUTE MUTUALLY AGREE OTHERWISE. THE DISPUTING MEMBERS EACH SHALL SELECT THEIR OWN ARBITRATOR, BOTH OF WHOM SHALL SELECT A THIRD ARBITRATOR WITHIN FIFTEEN (15) DAYS OF THEIR OWN APPOINTMENT. THIS AGREEMENT TO ARBITRATE, TOGETHER WITH EVERY OTHER PROVISION OF THIS AGREEMENT, SHALL BE SPECIFICALLY ENFORCEABLE UNDER THE PREVAILING ARBITRATION LAW. THE AWARD RENDERED BY THE ARBITRATORS SHALL BE FINAL AND JUDGMENT MAY BE ENTERED UPON IT IN ACCORDANCE WITH APPLICABLE LAW IN ANY COURT HAVING JURISDICTION THEREOF. NOTICE OF THE DEMAND FOR ARBITRATION SHALL BE FILED IN WRITING WITH THE OTHER PARTIES TO THIS AGREEMENT AND WITH THE AMERICAN ARBITRATION ASSOCIATION. THE DEMAND FOR ARBITRATION SHALL BE MADE WITHIN A REASONABLE TIME AFTER THE CLAIM, DISPUTE OR OTHER MATTER IN QUESTION HAS ARISEN, AND IN NO EVENT SHALL IT BE MADE AFTER THE DATE WHEN INSTITUTION OF LEGAL OR EQUITABLE PROCEEDINGS BASED ON SUCH CLAIM, DISPUTE OR OTHER MATTER IN QUESTION WOULD BE BARRED BY THE APPLICABLE STATUTE OF LIMITATIONS.




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     15.6 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI.

     15.7 Attorneys' Fees.

If any Member seeks to enforce his or her rights under this Agreement by arbitration or otherwise, the non-prevailing party shall pay the prevailing party's costs and expenses, including without limitation reasonable attorneys' fees.

     15.8 Severability.

If any provision of this Agreement is determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties. In any event, all of the other provisions shall be deemed valid and enforceable to the greatest possible extent.

     15.9 Terminology.

In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

     15.10 Notices.

Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when the same is (a) personally delivered, (b) deposited in the U.S. mail, certified or registered and postage prepaid, (c) deposited with Federal Express or similar overnight delivery service, or (d) transmitted by telecopier or other facsimile transmission, answer back requested, in each case addressed to the Company at its principal executive office or to the Members at their respective addresses appearing on the Company's books from time to time. Notice shall be deemed duly given upon personal delivery, if mailed, five days after mailing, if sent by overnight service one day after deposit with the service and if transmitted by telecopier, upon answer back. The foregoing addresses may be changed by notice given as provided in this Agreement. Each Member promptly shall notify the Manager of any change in the Member's address as it last appears on the Company records.

     15.11 Counterparts.

This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.




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     15.12 Further Assurances.

Each Member shall execute, with acknowledgment or affidavit if required, all documents and writings reasonably necessary or desirable for the continuation of this Company and the achievement of its purpose. Each individual signing this Agreement hereby personally represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of the party for whom or which he or she is signing.

     15.13 Waiver.

No waiver of any provision of this Agreement shall be deemed effective unless contained in a writing signed by the party against whom the waiver is sought to be enforced. No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy, and no waiver of any breach or failure to perform shall be deemed a waiver of any subsequent breach or failure to perform or of any other right arising under this Agreement.

     15.14 Not for Benefit of Creditors.

The provisions of this Agreement are intended only for the regulation of relations among Members, putative Members and the Company. This Agreement is not intended for the benefit of non- Member creditors and does not grant any rights to non-Member creditors.

     15.15 Binding on Successors.

Subject to the provisions of this Agreement concerning Assignment, the rights and obligations of the Members under this Agreement shall inure to the benefit of, and bind their respective heirs, successors and assigns.




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IN WITNESS  WHEREOF,  the parties  hereto have executed  this Limited  Liability
Company Agreement as of the date first above stated.

                                       HORSESHOE GAMING, L.L.C.,
                                           a Delaware limited liability company

                                       By:      Horseshoe Gaming, Inc.,
                                                  a Nevada corporation
                                                  Its Manager

                                       By:
                                                  Jack B. Binion, Chief
                                                  Executive Officer


                                       LADY LUCK VICKSBURG, INC.,
                                           a Mississippi corporation


                                       By:




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                                    EXHIBIT A

            Members, Mailing Addresses, Percentage Interests & Units




Member and Mailing                                Percentage          Units
Address                                            Interests



Horseshoe Gaming, L.L.C.                              75%
4024 Industrial Road
Las Vegas, Nevada 89103

Lady Luck                                             25%
206 North Third Street
Las Vegas, Nevada 89101






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                                    EXHIBIT B

                              Property Description






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                                    EXHIBIT C

                             Development Cost Budget





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                                    EXHIBIT D

                      Gaming Equipment & Personal Property



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                                    EXHIBIT E

                Plans and Specifications for the Casino Facility



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                                    EXHIBIT F

                                  Annual Budget




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                                TABLE OF CONTENTS

                                                                  Page

SECTION 1:  DEFINITIONS..........................................   1

SECTION 2:  FORMATION............................................   7
         2.1      General........................................   7
         2.2      Names and Addresses of Members.................   7
         2.3      Name...........................................   7
         2.4      Term...........................................   7
         2.5      Registered Agent and Office....................   7
         2.6      Principal Place of Business....................   7
         2.7      Qualification in Other Jurisdictions...........   8

SECTION 3:  PURPOSE AND POWERS OF THE COMPANY....................   8
         3.1      Purpose........................................   8
         3.2      Powers of the Company..........................   8

SECTION 4:  BUSINESS.............................................   9
         4.1      Licenses.......................................   9
         4.2      Loans..........................................   9
         4.3      Suitability of New Member......................  10

SECTION 5:  FINANCING, CAPITAL CONTRIBUTIONS, UNITS, CAPITAL
         ACCOUNTS................................................  10
         5.1      Business Financing.............................  10
         5.2      Capital Contributions..........................  10
         5.3      Additional Capital Contributions...............  10
         5.4      Horseshoe Loans................................  11
         5.5      Units are Personal Property....................  11
         5.6      Status of Capital Contributions................  11
         5.7      No Third Party Rights..........................  11

SECTION 6:  MANAGEMENT...........................................  11
         6.1      Designation of Manager.........................  11
         6.2      Removal or Substitution of the Manager.........  11
         6.3      Authority and Duties of the Manager............  12
         6.4      Limitations on Manager's Authority.............  13
         6.5      Indemnification................................  13
         6.6      General Responsibilities of the Manager........  14
         6.7      Operating Expenses.............................  15
         6.8      Fees...........................................  15
         6.9      Other Projects; Non-Compete....................  16
         6.10     Obligation to Sell Units.......................  16
         6.11     Total Development Cost Budget..................  17
         6.12     Meetings of Members............................  17




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
SECTION 7:  APPROVAL RIGHTS OF THE MEMBERS.......................  18
         7.1      Approval.......................................  18
         7.2      Annual Budget..................................  20
         7.3      Manager as Agent...............................  20

SECTION 8:  DISTRIBUTIONS; PROFITS AND LOSSES....................  20
         8.1      Distributions of Excess Cash...................  20
         8.2      Allocations of Profits and Losses..............  21
         8.3      Appreciated Property...........................  22
         8.4      Effect of Distribution.........................  22
         8.5      Entitlement to Distributions...................  22

SECTION 9:  BOOKS AND RECORDS....................................  22
         9.1      Books, Records and Financial Statements........  22
         9.2      Accounting Method..............................  24
         9.3      Annual Audit...................................  24

SECTION 10:  TAX MATTERS.........................................  24
         10.1     Tax Matters Member.............................  24
         10.2     Right to Make Section 754 Election.............  25
         10.3     Tax Status.....................................  25

SECTION 11:  DISPOSITION OF MEMBERSHIP INTERESTS AND UNITS.......  25
         11.1     Generally......................................  25
         11.2     Right of First Negotiation.....................  25
         11.3     Tag-Along Rights...............................  26
         11.4     Transfer Upon Failure to Obtain Necessary License
                  or Approval....................................  27
         11.5     Effectiveness of Transfer......................  27
         11.6     Treatment of Transferee........................  27
         11.7     Transfer to a Secured Party....................  27
         11.8     Conditions to Substitution.....................  27
         11.9     No Release or Waiver...........................  28
         11.10               Binding on Successors...............  28
         11.11               Securities Laws and Approvals of
                  Authorities....................................  28
         11.12               Withdrawal of Member During Due Diligence
                  Period.........................................  28

SECTION 12:  BUY SELL ARRANGEMENT................................  28
         12.1     Mechanics......................................  28
         12.2     No Transfer....................................  29

SECTION 13:  DISSOLUTION, LIQUIDATION AND TERMINATION............  30
         13.1     No Dissolution.................................  30
         13.2     Events Causing Dissolution.....................  30
         13.3     Notice of Dissolution..........................  30
         13.4     Liquidation....................................  30
         13.5     Termination....................................  31
         13.6     Claims of the Members..........................  31
         13.7     Determination of Capital Account Balances......  31




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
SECTION 14:  REPRESENTATIONS OF THE MEMBERS......................  31

SECTION 15:  MISCELLANEOUS.......................................  32
         15.1     Power of Attorney..............................  32
         15.2     Headings.......................................  33
         15.3     Confidentiality................................  33
         15.4     Entire Agreement...............................  34
         15.5     Arbitration of Disputes........................  34
         15.6     Governing Law..................................  35
         15.7     Attorneys' Fees................................  35
         15.8     Severability...................................  35
         15.9     Terminology....................................  35
         15.10               Notices.............................  35
         15.11               Counterparts........................  35
         15.12               Further Assurances..................  36
         15.13               Waiver..............................  36
         15.14               Not for Benefit of Creditors........  36
         15.15               Binding on Successors...............  36




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
                                   EXHIBIT 1.2

                            CERTIFICATE OF FORMATION
                                       OF
                       HORSESHOE VICKSBURG CASINO, L.L.C.



     This Certificate of Formation is being executed as of ________________, 1997, for the purpose of forming a limited liability company pursuant to the Mississippi Limited Liability Company Act, Miss. Code Ann. 79-29-201.

     The   undersigned,   being  duly   authorized  to  execute  and  file  this
Certificate, does hereby certify as follows:

     1. Name. The name of the limited liability company is Horseshoe Vicksburg Casino, L.L.C. (the "Company").

     2. Registered Office and Registered Agent. The Company's registered office in the State of Mississippi is located at 200 North Congress Street, Suite 310, Jackson, MS 39202. The registered agent of the Company for service of process at such address is Scott Andress, Esq. of Eaton & Cottrell.

     3. Date of Dissolution. The Company will automatically dissolve December 31, 2047 or at such earlier time as specified in its Limited Liability Company Agreement or under applicable law.

     4. Manager. The Company has a Manager and the business and affairs of the Company shall be managed by or under the direction of the Manager. No member of the Company, by reason of its status as such, shall have any right or authority to act for or bind the Company.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.




                                                      Name:
                                                      Title:




                                       iv
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                                EXHIBIT 5.4(a)(i)

                 Assignment and Assumption Agreement - Lady Luck

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of _____________, 1997 is entered into by and among Horseshoe Vicksburg Casino, LLC, a Mississippi limited liability company (the "Company") and Lady Luck Vicksburg, Inc., a Mississippi corporation ("Lady Luck")

     WHEREAS, pursuant to the terms of that certain Contribution and Sale Agreement, dated as of _________, 1997 (the "Contribution Agreement") by and among Lady Luck, and Horseshoe Gaming, LLC, a Delaware corporation, Lady Luck is contributing the Lady Luck Contributed Assets in exchange for an interest in the Company;

     WHEREAS, pursuant to the Contribution Agreement, Lady Luck is assigning to the Company all of its rights under various approvals relating to the Lady Luck Contributed Assets;

     WHEREAS, pursuant to the terms of the Contribution Agreement, the Company is assuming certain liabilities and obligations of Lady Luck relating to the Lady Luck Contributed Assets;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby, subject to the terms hereof and of the Contribution Agreement, covenants and agrees as follows:

     1. Definitions. All terms used herein shall have the meanings assigned to them in the Contribution Agreement, unless otherwise defined herein.

     2. Assignment. Lady Luck does hereby assign, transfer and convey to the Company all of its rights, title and interest in and to all Property Approvals, including all transferable warranties and guarantees with respect to the Lady Luck Contributed Assets.

     3. Assumption. The Company hereby assumes and agrees to pay, perform and discharge, when due, all of the obligations and liabilities relating to (a) the Property Approvals which arise after the Closing Date, and (b) the Lady Luck Permitted Liabilities, other than the Losses subject to indemnification by Lady Luck under Section 9.1 of the Contribution Agreement (collectively, the "Assumed Liabilities").

     4. Excluded Liabilities. Anything to the contrary herein notwithstanding, the Company shall not assume or agree to pay, perform or discharge any liabilities of Lady Luck other than the Assumed Liabilities.

     5. Contest. Nothing in the Contribution Agreement shall preclude or prohibit the Company from contesting in good faith the legality, validity or enforceability of the Assumed Liabilities.

     6. No Third Party Beneficiaries. No person or entity other than Lady Luck and the Company and their respective successors shall be permitted to bring any action to enforce any provision of this Agreement against any of the parties hereto.

     7. Interpretation. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Agreement and the Contribution
Agreement, the terms, provisions and conditions of the Contribution Agreement shall govern.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

     9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT GIVING EFFECT TO PROVISIONS THEREOF REGARDING CONFLICT OF LAWS.

     IN WITNESS WHEREOF, the Company and Lady Luck have executed this Assignment and Assumption Agreement as of the date first above written.


                                            LADY LUCK VICKSBURG, INC.

                                            By:________________________
                                               Name:
                                               Title:


                                            HORSESHOE VICKSBURG CASINO, LLC

                                            By:________________________
                                               Name:
                                               Title:





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
                               EXHIBIT 5.4(a)(iii)

                                  BILL OF SALE

     This Bill of Sale (this "Bill of Sale") is made by Lady Luck Vicksburg, Inc., a Mississippi corporation ("Lady Luck") and given to Horseshoe Vicksburg Casino LLC, a Mississippi limited liability company (the "Company").

     For the consideration set forth in Section 1.1(a) of that certain Contribution and Sale Agreement dated as of July __, 1997 (the "Agreement") by and among, Lady Luck and Horseshoe Gaming, LLC, a Delaware limited liability company ("Horseshoe"), and Section 5.2 of the Limited Liability Company Agreement of the Company, dated July __, 1997 between Lady Luck and Horseshoe, Lady Luck hereby sells, conveys, transfers, assigns and delivers to the Company all right, title and interest in and to the assets listed in Exhibit A hereto (the "Assets").

     Pursuant to the Agreement, Lady Luck has, among other things, made certain representations and warranties with respect to the ownership of the Assets.

     Subject to the terms and conditions of the Agreement, Lady Luck hereby constitutes and appoints the Company and its successors and assigns as Lady Luck's true and lawful attorney in fact to demand and receive, in Lady Luck's stead, and on behalf of and for the benefit of Lady Luck, its successors and assigns, any and all of the Assets and to give receipts and releases for and in respect to the same and any part thereof, and from time to time to institute and prosecute in Lady Luck's name or otherwise for the benefit of the Company, its successors and assigns any and all proceedings at law, in equity or otherwise, which Company, its successors and assigns may deem proper for the collection or reduction to possession of any of the Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred, assigned and delivered or intended so to be, and to do all acts and things in relation to the Assets which the Company, its successors and assigns, shall deem desirable; Lady Luck hereby declaring that the foregoing powers are coupled with an interest and are not and shall not be revocable by Lady Luck in any manner for any reason whatsoever.

     After the date hereof, Lady Luck shall promptly forward to the Company all mail, telegrams and other communications, and all express or other packages, addressed to Lady Luck or its agents to the extent the same relate to the Assets.

     From time to time after the date hereof, at the request of the Company, Lady Luck shall, without consideration, deliver such further instruments of transfer and shall take such other action as Lady Luck may reasonably request in order to convey more effectively any of the Assets transferred hereunder to the Company.

     This Bill of Sale is being executed and delivered by Lady Luck as of the date set forth below pursuant to the terms of the Agreement.




     Executed at __________________, this __th day of July, 1997.


                                          LADY LUCK VICKSBURG, INC.
                                             a Mississippi corporation

                                          By: _____________________________
                                          Name:
                                          Title:

                               EXHIBIT 5.4(a)(iv)



                        CERTIFICATE OF NON-FOREIGN STATUS



     The undersigned, on behalf of Lady Luck Vicksburg, Inc., a Mississippi corporation ("Lady Luck"), being first duly sworn on oath, under the penalty of perjury, hereby certifies as follows:

     1. Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.

     2. Lady Luck is the owner of certain property located in Vicksburg, Warren County, Mississippi (the "Owned Property"), which Owned Property is legally described on Exhibit A attached hereto.

     3. Lady Luck is assigning all of its right, title and interest in the Owned Property to Horseshoe Gaming, LLC, a Delaware limited liability company ("Horseshoe").

     4. Lady Luck is not a foreign person, foreign partnership, foreign trust, foreign estate or foreign person, as those terms are defined in the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations promulgated thereunder (collectively the "Code"). The office of Lady Luck is 206 North Third Street, Las Vegas, Nevada 89101, Attention: Rory Reid, Esq.

     5.  The  United  States  taxpayer  identification  number  of Lady  Luck is
__________.

     6. This Affidavit is being given pursuant to Section 1445 of the Code to inform Horseshoe that withholding of tax is not required upon this disposition of a United States real property interest.

     7. Lady Luck understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, the undersigned declares that the undersigned has examined this Affidavit and to the best of Lady Luck's knowledge and belief, it is true, correct and complete.

Dated:  _________, 1997

                                    LADY LUCK VICKSBURG, INC., a Mississippi
                                             corporation

                                          By:_______________________
                                          Its:

                                EXHIBIT 5.4(b)(i)

                                  BILL OF SALE

     This Bill of Sale (this "Bill of Sale") is made by Horseshoe  Gaming LLC, a
Delaware  limited  liability  company   ("Horseshoe")  and  given  to  Horseshoe
Vicksburg Casino LLC, a Mississippi limited liability company (the "Company").

     For the consideration set forth in Section 1.1(b) of that certain Contribution and Sale Agreement dated as of July __, 1997 (the "Agreement") by and among, Lady Luck Vicksburg, Inc., a Mississippi corporation ("Lady Luck") and Horseshoe, and Section 5.2 of the Limited Liability Company Agreement of the Company, dated July __, 1997 between Lady Luck and Horseshoe, Horseshoe hereby sells, conveys, transfers, assigns and delivers to the Company all right, title and interest in and to the assets listed in Exhibit A hereto (the "Assets").

     Pursuant to the Agreement, Horseshoe has, among other things, made certain representations and warranties with respect to the ownership of the Assets.

     Subject to the terms and conditions of the Agreement, Horseshoe hereby constitutes and appoints the Company and its successors and assigns as Horseshoe's true and lawful attorney in fact to demand and receive, in Horseshoe's stead, and on behalf of and for the benefit of Horseshoe, its successors and assigns, any and all of the Assets and to give receipts and releases for and in respect to the same and any part thereof, and from time to time to institute and prosecute in Horseshoe's name or otherwise for the benefit of the Company, its successors and assigns any and all proceedings at law, in equity or otherwise, which Company, its successors and assigns may deem proper for the collection or reduction to possession of any of the Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred, assigned and delivered or intended so to be, and to do all acts and things in relation to the Assets which the Company, its successors and assigns, shall deem desirable; Horseshoe hereby declaring that the foregoing powers are coupled with an interest and are not and shall not be revocable by Horseshoe in any manner for any reason whatsoever.

     After the date hereof, Horseshoe shall promptly forward to the Company all mail, telegrams and other communications, and all express or other packages, addressed to Horseshoe or its agents to the extent the same relate to the Assets.

     From time to time after the date hereof, at the request of the Company, Horseshoe shall, without consideration, deliver such further instruments of transfer and shall take such other action as Horseshoe may reasonably request in order to convey more effectively any of the Assets transferred hereunder to the Company.

     This Bill of Sale is being executed and delivered by Horseshoe as of the date set forth below pursuant to the terms of the Agreement.





     Executed at __________________, this __th day of July, 1997.


                                         HORSESHOE GAMING LLC
                                         a Delaware limited liability company

                                         By:__________________________
                                         Name:
                                         Title:

                               EXHIBIT 5.4(b)(ii)

                 Assignment and Assumption Agreement - Horseshoe

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of ___________, 1997 is entered into by and among Horseshoe Vicksburg Casino, LLC, a Mississippi limited liability company (the "Company") and Horseshoe Gaming, LLC, a Delaware limited liability corporation ("Horseshoe")

     WHEREAS, pursuant to the terms of that certain Contribution and Sale Agreement, dated as of _________, 1997 (the "Contribution Agreement") by and among Horseshoe, and Lady Luck Vicksburg, Inc., a Mississippi corporation, Horseshoe is contributing the Horseshoe Contributed Assets in exchange for an interest in the Company;

     WHEREAS, pursuant to the Contribution Agreement, Horseshoe is assigning to the Company all of its rights under various contracts and approvals relating to the Horseshoe Contributed Assets;

     WHEREAS, pursuant to the terms of the Contribution Agreement, the Company is assuming certain liabilities and obligations of Horseshoe relating to the Horseshoe Contributed Assets;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby, subject to the terms hereof and of the Contribution Agreement, covenants and agrees as follows:

     1. Definitions. All terms used herein shall have the meanings assigned to them in the Contribution Agreement, unless otherwise defined herein.

     2. Assignment. Horseshoe does hereby assign, transfer and convey to the Company all of its rights, title and interest in and to all Vessel Contracts and Vessel Approvals, including all transferable warranties and guarantees with respect to the Horseshoe Contributed Assets.

     3. Assumption. The Company hereby assumes and agrees to pay, perform and discharge, when due, all of the obligations and liabilities relating to (a) the Vessel Contracts and Vessel Approvals which arise after the Closing Date, and
(b) the Horseshoe Permitted Liabilities, other than the Losses subject to indemnification by Horseshoe under Section 9.1 of the Contribution Agreement (collectively, the "Assumed Liabilities").

     4. Excluded Liabilities. Anything to the contrary herein notwithstanding, the Company shall not assume or agree to pay, perform or discharge any liabilities of Horseshoe other than the Assumed Liabilities.

     5. Contest. Nothing in the Contribution Agreement shall preclude or prohibit the Company from contesting in good faith the legality, validity or enforceability of the Assumed Liabilities.

     6. No Third Party Beneficiaries. No person or entity other than Horseshoe and the Company and their respective successors shall be permitted to bring any action to enforce any provision of this Agreement against any of the parties hereto.

     7. Interpretation. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Agreement and the Contribution
Agreement, the terms, provisions and conditions of the Contribution Agreement shall govern.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

     9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT GIVING EFFECT TO PROVISIONS THEREOF REGARDING CONFLICT OF LAWS.

     IN WITNESS WHEREOF, the Company and Horseshoe have executed this Assignment and Assumption Agreement as of the date first above written.


                                            HORSESHOE GAMING, LLC

                                            By:________________________
                                               Name:
                                               Title:


                                            HORSESHOE VICKSBURG CASINO, LLC

                                            By:________________________
                                               Name:
                                               Title:

                                  EXHIBIT 99.1

August 29, 1997                           For further information contact:
                                          Lady Luck Gaming Corporation
                                          Lawrence P. Tombari, V.P./CFO or
                                          Robert Walsh, Director of Corporate PR
                                          (800) 634-6580 or (702) 477-3000
                                          Horseshoe Gaming LLC
                                          Paul Alanis, President
                                          (702) 650-0080

     LADY LUCK GAMING CORP. AND HORSESHOE GAMING ANNOUNCE JOINT-VENTURE PROJECT IN VICKSBURG, MISSISSIPPI

     (Las Vegas, NV) -- Lady Luck Gaming Corporation (NASDAQ - NMS - LUCK) and Horseshoe Gaming, LLC today announced they have entered into an agreement to form a joint-venture to develop a riverboat gaming facility in Vicksburg, Mississippi.

     The project will be jointly owned by the two companies, and developed and operated by a wholly owned subsidiary of Horseshoe Gaming. Under the terms of the joint venture agreement, the partners will contribute real property and other previously acquired assets with a combined value of approximately $42 million. Horseshoe will maintain equity interest of 75%, with Lady Luck holding the remaining 25%.

     The cost of the project is initially estimated to be approximately $100 million (including the contributed assets), and will include a riverboat casino, an approximate 200-room hotel, an 800-car parking garage, and additional amenities.

     The closing of the joint venture agreements is contingent upon the partners' future agreement as to the scope and cost of the project, upon required regulatory approval, and upon completion of project financing.

     To the extent that the content of this press release includes forward-looking statements, they involve risk and uncertainties such as the ability to obtain financing at favorable terms, the ability of the joint-venture to receive regulatory approval, the ability to establish a final budget within the parameters described above, the ability to construct the project within such final budget, and other risks which are described from time to time in the Companies' reports filed with the Securities and Exchange Commission. The Companies wish to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made.

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